Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267173

PROSPECTUS SUPPLEMENT

(To prospectus dated February 6, 2023)

Bed Bath & Beyond Inc.

Series A Convertible Preferred Stock

Common Stock underlying such Series A Convertible Preferred Stock

Warrants to purchase Common Stock

Common Stock underlying such Warrants to purchase Common Stock

Warrants to purchase Series A Convertible Preferred Stock

Series A Convertible Preferred Stock underlying such Warrants to purchase Series A Convertible Preferred Stock

Common Stock underlying Series A Convertible Preferred Stock issuable upon such exercise of Warrants to purchase Series A Convertible Preferred Stock

We are offering the following securities:

•

23,685 shares of our convertible Series A preferred stock (the “Series A Convertible Preferred Stock”), par value $0.01 per share and stated value of $10,000 per share (our “preferred stock”), and shares of our common stock, par value $0.01 per share (“common stock”), underlying such Series A Convertible Preferred Stock;

•	warrants to purchase 95,387,533 shares of our common stock (the “Common Stock Warrants”) and shares of our common stock underlying such Common Stock Warrants; and

•

warrants to initially purchase 84,216 shares of our Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock Warrants” or the “Preferred Stock Warrants” and, collectively with the Common Stock Warrants, the “Warrants”), shares of our Series A Convertible Preferred Stock underlying the Series A Convertible Preferred Stock Warrants and shares of common stock underlying the Series A Convertible Preferred Stock issuable upon exercise of the Series A Convertible Preferred Stock Warrants.

We are offering 23,685 shares of our Series A Convertible Preferred Stock together with Common Stock Warrants. Each investor will receive Common Stock Warrants to purchase common stock in an amount equal to the sum of (i) 10.0% of the number of shares of common stock issuable upon conversion of our preferred stock purchased in this offering at the closing of this offering (and if applicable, the shares of common stock issuable upon exercise of our Series A Convertible Preferred Stock Warrants purchased in this offering on the date of the closing of this offering), and (ii) 50.0% of the aggregate number of shares of common stock issuable upon conversion of the preferred stock issued to such investor on the closing date of this offering at the Alternate Conversion Price (as defined below) as measured as of the date of pricing of this offering) in each case, without regard to any limitations on conversion set forth in the Certificate of Amendment (as defined herein). If the holder of a Common Stock Warrant also holds Series A Convertible Preferred Warrants, then the number of shares of common stock issuable upon the exercise of the Common Stock Warrant held by such investor shall automatically increase on each exercise date of the Series A Convertible Preferred Stock Warrant, on a share by share basis, by 50.0% of the aggregate number of share of common stock then issuable upon conversion of the Series A Convertible Preferred Stock issued to the holder in each exercise of the holder’s Series A Convertible Preferred Stock Warrant at the Alternate Conversion Price.

Prospective investors that purchase $75,000,000 or more of our Series A Convertible Preferred Stock and Common Stock Warrants will also receive a pro rata interest in our Series A Convertible Preferred Stock Warrants to purchase up to 84,216 shares of our Series A Convertible Preferred Stock, subject to adjustment as provided in the Series A Convertible Preferred Stock Warrants.

The Series A Convertible Preferred Stock is convertible at any time at the option of the holder into shares of common stock at a fixed conversion price of $6.15 per common share (the “Conversion Price”). However, at any time at the option of the holder, the Series A Convertible Preferred Stock may be converted into shares of common stock at a conversion price at the lower of (i) the applicable Conversion Price in effect on the applicable conversion date and (ii) the greater of (x) $0.7160 and (y) 92.0% of the lowest volume-weight average price (“VWAP”) of the common stock on the Nasdaq Global Select Market during the ten consecutive trading day period ending and including the trading day a conversion notice is delivered (the “Alternate Conversion Price”). The Company will provide the holder of Series A Convertible Preferred Stock with notice of certain triggering events as a result of which the holder may choose to convert the Series A Convertible Preferred Stock they hold into shares of common stock at the Alternate Conversion Price for the Triggering Event Conversion Right Period (as defined herein). In the event a Bankruptcy Triggering Event (as defined herein) occurs, the Company shall be required to redeem, in cash, the Series A Convertible Preferred Stock at a redemption price based on a required premium, as described in this prospectus supplement.

The Common Stock Warrant is immediately exercisable at any time at the option of the holder for one share of common stock at an exercise price of $6.15 per share. If at the time of exercise of the Common Stock Warrant a registration statement is not effective for the issuance of all of the shares of common stock issuable upon exercise of the Common Stock Warrant, the holder may, in its sole discretion, exercise the Common Stock Warrant on a cashless basis. Whether or not a registration statement is effective, the holder may exercise on an “alternate cashless exercise” basis, in which case the number of shares issuable shall equal the product of (x) the number of shares of common stock then issuable upon exercise and (y) 0.65. The holder of a Common Stock Warrant shall be entitled to participate in dividends and other distributions of assets by the Company to its holders of common stock as though the holder then held common stock. In addition, if the Company grants certain securities or other property to the holders of common stock, then the holder of the Common Stock Warrant will be entitled to acquire the aggregate purchase rights the holder could have acquired if the holder then held common stock.

The Series A Convertible Preferred Stock Warrant is immediately exercisable at any time at the option of the holder for one share of Series A Convertible Preferred Stock (such shares, the “Warrant Preferred Shares”) at an exercise price of $9,500 per share, subject to adjustment, and will expire one year from the issuance date. At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure (as defined herein) then exists (unless waived in writing by the holder), and (II) no Forced Exercise (as defined below) (unless waived in writing by the holder) has occurred in the twenty (20) trading day period immediately prior to the applicable date of determination (each such applicable date, a “Forced Exercise Eligibility Date”, and such period, the “Forced Exercise Eligibility Measurement Period”), the Company shall have the right to require the holder to exercise the Series A Convertible Preferred Stock Warrants into a number of Warrant Preferred Shares equal to the holder’s pro rata amount of 10,527 Warrant Preferred Shares, less any shares voluntarily exercised by the holder

(a “Forced Exercise” and, the exercise of the Series A Convertible Preferred Stock Warrants through Forced Exercise or voluntarily exercised by the holder prior to a Forced Exercise Date, herein a “tranche”). In the event a Bankruptcy Triggering Event (as defined herein) occurs, the Company shall have no right to effect a Forced Exercise unless such Bankruptcy Triggering Event has been waived by the holder.

The Common Stock Warrants will expire on the fifth anniversary of their issuance date and the Series A Convertible Preferred Stock Warrants will expire on the first anniversary of the issuance date, or such later date as extended by the consent of the Company and the holder. The Warrants will be exercisable for cash and, with respect to the Common Stock Warrants, on a cashless basis, subject to certain conditions. For a summary of the additional terms of the Series A Convertible Preferred Stock, the Common Stock Warrants and the Series A Convertible Preferred Stock Warrants, please see “Description of Securities – Preferred Stock Warrants” in this prospectus supplement. The form of Certificate of Amendment for the Series A Convertible Preferred Stock is attached as Annex A to this prospectus supplement.

The Series A Convertible Preferred Stock, the Common Stock Warrants and the Series A Convertible Preferred Stock Warrants will be issued separately but can only be purchased together in this offering.

There is no established trading market for the Series A Convertible Preferred Stock or the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Series A Convertible Preferred Stock or the Warrants on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

Our shares of common stock currently trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BBBY.” From January 3, 2022 to February 1, 2023, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $1.27 per share on January 6, 2023 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on February 3, 2023, was $3.05 per share. From January 3, 2022 to February 1, 2023, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,088 to as high as approximately 395,319,906 shares. For a four business day period from January 27, 2023 to February 1, 2023 when we made no other disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $2.28 on January 27, 2023 to an intra-day high of $3.28 on January 30, 2023.

These extreme fluctuations in the market price of and trading volumes in our common stock have been accompanied by reports of strong retail investor interest, including on social media and online forums. While the market price of our common stock may respond to developments regarding our liquidity, operating performance and prospects, developments regarding COVID-19, and developments regarding our industry, we believe that recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know if or how long these dynamics will last.

Under the circumstances, we caution you against investing in our securities, unless you are prepared to incur the risk of incurring substantial losses. See “Risk Factors—Risks Related to the Offering, Our Common Stock, Series A Convertible Preferred Stock, and the Warrants.”

Investing in our securities involves risks that are described in the “Risk Factors” section on page S-7 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended February 26, 2022 and our Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022 as such discussion may be amended or updated in other reports filed by us with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share of Preferred Stock	Total
Public offering price(1)	$10,000.00	$236,850,000.00
Underwriting discount(2)	$259.13	$6,184,250.00
Proceeds, before expenses, to the Company(3)	$9,740.87	$230,665,750.00

(1)

Per share of Series A Convertible Preferred Stock with the specified number of Common Stock Warrants and Series A Convertible Preferred Stock Warrants, as calculated pursuant to the terms described hereby. The amount of Warrants received by each holder in this offering was determined on an aggregate basis based on the number of total shares of Series A Convertible Preferred Stock purchased.

(2)	See “Underwriting” for additional information regarding underwriting compensation.
(3)

The shares of Series A Convertible Preferred Stock will be issued with original discount of $500 per share, which is not reflected in the above summary of offering proceeds. In addition, the above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants being issued in this offering.

Delivery of the Series A Preferred Stock and Common Stock Warrants will be only in book-entry form and will be made through The Depository Trust Company on or about February 7, 2023 and subject to the satisfaction of certain closing conditions. The Series A Convertible Preferred Stock Warrants will be deposited with a U.S. nationally recognized overnight courier service for delivery to investors on or about February 7, 2023, subject to the satisfaction of certain closing conditions.

B. Riley Securities

The date of this prospectus supplement is February 7, 2023.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information included in this prospectus supplement or the accompanying prospectus or in any free-writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase the shares.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of our securities. We do not make any representation regarding the legality of an investment in our securities by any person under applicable investment or similar laws.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction or to any person where the offer or solicitation is not permitted.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of an automatic “shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information, Incorporation by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.

In this prospectus supplement, unless we indicate otherwise or the context requires, references to the “company,” “Bed Bath & Beyond,” “we,” “our,” “ours” and “us” refer to Bed Bath & Beyond Inc. and its consolidated subsidiaries, taken as a whole, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information about this offering contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the caption “Where You Can Find More Information” in this prospectus supplement as well those materials described under the caption “Where You Can Find More Information, Incorporation by Reference” in the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and “Risk Factors” in Part II, Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended August 27, 2022 and November 26, 2022.

Our Company

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond and buybuy BABY.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com and buybuybaby.ca. We also operate Bed Bath & Beyond and buybuy BABY stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888. Our corporate website address is www.bedbathandbeyond.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase our securities.

Recent Developments

Acceleration under ABL Facility and Amendment

On or around January 13, 2023, certain events of default were triggered under the Company’s Amended and Restated Credit Agreement, dated as of August 9, 2021 (the “Credit Agreement”), consisting of a $1.130 billion asset-based revolving credit facility (the “ABL Facility”) and a $375 million first-in-last-out term loan credit facility (the “Initial FILO Loan”), as a result of the Company’s failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) under the Company’s Credit Agreement, sent a notice of acceleration and default interest to the Company.

Concurrently with the closing of this offering, the Company will enter into a waiver and amendment (the “Amendment”) to the Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, the Administrative Agent, Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. Pursuant to the Amendment, the lenders are agreeing to (i) waive any outstanding defaults or events of default under the existing Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the existing Credit Facilities, the requirement to cash collateralize letters of credit obligations under the existing Credit Facilities and the default interest on the outstanding obligations under the existing Credit Facilities.

The Amendment will (i) decrease the total revolving commitment from $1.13 billion to $565 million, (ii) result in an outstanding principal amount of $428,897,500 as a result of the call protection being capitalized as principal to the Initial FILO Loan and (iii) provide for an additional $100 million of FILO loans (the “New FILO Loan” and together with the Initial FILO Loan, the “FILO Facility”, and together with the ABL Facility, the “Credit Facilities”), as well as other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated by the Amendment. In connection with the New FILO Loan and the entry into the Amendment, the Company will pay certain customary fees to the applicable lenders. Under the Amendment, the interest rate margin on revolving loans will increase by 100 basis points per annum across all levels of the pricing grid and the interest rate of the New FILO Loan is set at the same rate as the existing Initial FILO Loan. The Amended Credit Agreement will also include call protection upon the prepayment of the FILO loans under certain circumstances.

Under the Amendment, the Company will be required to apply all net cash proceeds received from the New FILO Loan and the issuance and sale of the securities in this offering to repay outstanding revolving loans under the ABL Facility. In addition, the Company will be required to use any net cash proceeds received from the exercise of the Preferred Stock Warrants (through Forced Exercise or voluntary exercise by the holder prior to a Forced Exercise Date) to repay the then-outstanding revolving loans under the ABL Facility on a dollar-for-dollar basis. In connection with each such exercise (other than in connection with the first and second Forced Exercise Dates), a reserve in an amount equal to 50% of the net cash proceeds to be received by the Company upon such exercise shall be applied against the revolving borrowing base. The Company may continue to borrow under its ABL Facility subject to availability thereunder. See “Use of Proceeds.”

Pursuant to the Amended Credit Agreement, the Company will be required to use proceeds from certain dispositions of assets and subsequent equity offerings to pay down outstanding borrowings under the Credit Facilities. In addition, the Amended Credit Agreement will provide for certain additional operational covenants and reporting obligations.

Entry into the Amendment is conditioned on the closing of this offering. There can be no assurances that we will enter into the Amendment on the terms described herein or at all.

The entry into the Amendment, the offering of the securities contemplated hereby, the use of proceeds therefrom and the transactions contemplated by the foregoing are herein collectively referred to as the “Transactions.”

Failure to Make Interest Payment on the Senior Notes

On February 1, 2023, the Company did not make an interest payment of approximately $25 million due on the Senior Notes (as defined below) (the “Notes Interest Payment”). The Company has a 30-day cure period, or until March 3, 2023, to make the interest payment. If, at the expiration of such 30-day cure period on March 3, 2023, the Company does not make the interest payment, the applicable trustee under the Senior Notes or holders of 25% in principal amount of the applicable series of Senior Notes may declare the principal of, and all accrued and unpaid interest on, the applicable series of Senior Notes to be due and payable immediately, which would require the Company to pay approximately $1.03 billion immediately. As of the date hereof, the Company has the following outstanding series of notes (collectively, the “Senior Notes”): (i) $215.4 million in aggregate principal amount of 3.749% Senior Notes due 2024, (ii) $209.7 million in aggregate principal amount of 4.915% Senior Notes due 2034 and (iii) $604.8 million in aggregate principal amount of 5.165% Senior Notes due 2044.

Under the terms of the Transactions and the Amendment, the Company will be required to use availability under its Credit Facilities to make the Notes Interest Payment by March 3, 2023.

If the offering is not consummated in accordance with its terms, (i) the Company will not enter into the Amendment, and (ii) the Company will not be able to make the Notes Interest Payment, which could result in the acceleration of the entire aggregate principal amounts of the Senior Notes. If the Company does not consummate the Transactions, the Company would not have the financial resources to satisfy its payment obligations under the Credit Facilities or the Senior Notes, and the Company expects that it will likely file for bankruptcy protection and that its assets will likely be liquidated. Our shareholders may not receive any recovery at all in a bankruptcy scenario.

For more information, see “Risk Factors––Risks Related to The Transactions, our Business and Liquidity––We need the proceeds from the Transactions to pay our outstanding obligations under our Credit Facilities and Senior Notes and to operate our business, and we expect that we will likely file for bankruptcy protection if the Transactions are not consummated.”

New Interim Chief Financial Officer

On February 2, 2023, the Board of Directors of the Company appointed Holly Etlin as the Company’s Interim Chief Financial Officer. Laura Crossen, who has acted as the Company’s Interim Chief Financial Officer since September 5, 2022, will resume her role as the Company’s Senior Vice President of Finance and Chief Accounting Officer and continue as the Company’s principal financial officer and principal accounting officer.

THE OFFERING

Preferred stock offered by us	23,685 shares of Series A Convertible Preferred Stock, par value $0.01 per share and stated value of $10,000 per share, initially convertible into 38,512,196 shares of common stock, par value $0.01 per share, upon conversion of the Series A Convertible Preferred Stock at a fixed conversion price of $6.15 per common share. However, at any time at the option of the holder, the Series A Convertible Preferred Stock may be converted into shares of common stock at a conversion price at the lower of (i) the applicable Conversion Price in effect on the applicable conversion date and (ii) the Alternate Conversion Price. The Company will provide the holder of Series A Convertible Preferred Stock with notice of certain triggering events as a result of which the holder may choose to convert the Series A Convertible Preferred Stock they hold into shares of common stock at the Alternate Conversion Price for the Triggering Event Conversion Right Period. In the event a Bankruptcy Triggering Event occurs, the Company shall be required to redeem, in cash, the Series A Convertible Preferred Stock at a redemption price based on a required premium, as described in this prospectus supplement.

Common Stock Warrants offered by us	95,387,533 Common Stock Warrants to purchase up to an aggregate of 95,387,533 shares of common stock. The Common Stock Warrants are immediately exercisable at any time at the option of the holder for one share of common stock at an exercise price of $6.15 per share and will expire five years from the issuance date.

Preferred Stock Warrants offered by us	Prospective investors that purchase $75,000,000 or more of our Series A Convertible Preferred Stock and Common Stock Warrants will also receive a pro rata interest in 84,216 Series A Convertible Preferred Stock Warrants to purchase up to 84,216 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock Warrants are immediately exercisable at any time at the option of the holder for a pro rata interest in the total shares of Series A Convertible Preferred Stock at an exercise price of $9,500 per share and will expire one year from the issuance date. At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure then exists (unless waived in writing by the holder), and (II) no Forced Exercise (unless waived in writing by the holder) has occurred during the Forced Exercise Measurement Period, the Company shall have the right to require the holder to exercise the Preferred Stock Warrants in a Forced Exercise. In the event a Bankruptcy Triggering Event occurs, the Company shall have no right to effect a Forced Exercise unless such Bankruptcy Triggering Event has been waived by the holder.

Common stock to be outstanding immediately after this offering and giving effect to the exercise of securities offered hereby and outstanding awards	900,000,000 shares of common stock, assuming all of the Series A Convertible Preferred Stock is converted into common stock at the Conversion Price and the Series A Convertible Preferred Stock Warrants are exercised in full and the underlying shares of Series A Convertible Preferred Stock are converted into common stock at the Conversion Price and Warrants issued in this offering are exercised.

Use of Proceeds	We intend to use all of the net proceeds, after deducting the underwriting discount and commission and our offering expenses, that we receive upon the issuance and sale of the securities in this offering (including, for the avoidance of doubt, all of the proceeds that we receive upon the exercise of the Series A Convertible Preferred Stock Warrants issued and sold in this offering), along with $100 million to be drawn under our amended and upsized FILO Facility, to repay outstanding revolving loans under the ABL Facility in accordance with the Amendment. Under the Amendment, we will be required to use availability under our credit facilities to make the missed interest payment on our senior notes by March 3, 2023. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. In addition, proceeds from the exercise of Series A Convertible Preferred Stock Warrants will be used to further repay outstanding amounts under the ABL Facility with 50% of such exercise amounts being applied against the borrowing base of the ABL Facility. Such repaid amounts may be reborrowed subject to availability under the ABL Facility.

The amount of proceeds we will receive from this offering is not determinable at this time since it will depend upon the actual number of our securities sold and the price at which such securities are sold pursuant to this offering. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” included in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing	Our common stock is listed on the Nasdaq under the symbol “BBBY.”

There is no public trading market for the Series A Convertible Preferred Stock, the Preferred Stock Warrants or the Common Stock Warrants being offered in this offering, and we do not expect a market to develop.

Delivery	The Series A Convertible Preferred Stock and the Common Stock Warrants will be represented by one or more global certificates in definitive fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

The Series A Convertible Preferred Stock Warrants will be issued in certificated form.

Delivery of the Series A Preferred Stock and Common Stock Warrants will be only in book-entry form and will be made through The Depository Trust Company on or about February 7, 2023 and subject to the satisfaction of certain closing conditions. The Series A Convertible Preferred Stock Warrants will be deposited with a U.S. nationally recognized overnight courier service for delivery to investors on or about February 7, 2023, subject to the satisfaction of certain closing conditions.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus supplement, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and “Risk Factors” in Part II, Item 1 of our Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022 before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the securities offered hereby.

Risks Related to the Transactions, our Business and Liquidity

We need the proceeds from the Transactions to pay our outstanding obligations under our Credit Facilities and Senior Notes and to operate our business, and we expect that we will likely file for bankruptcy protection if the Transactions are not consummated.

On or around January 13, 2023, certain events of default were triggered under the Credit Facilities as a result of the Company’s failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, the Administrative Agent sent a notice of acceleration and default interest to the Company and notified the Company that (i) the principal amount of all outstanding loans under the Credit Facilities, together with accrued interest thereon, the FILO Applicable Premium and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Company accrued under the Credit Agreement, were due and payable immediately, (ii) the Company was required, effective January 25, 2023, to cash collateralize letter of credit obligations under the Credit Facilities, and (iii) effective as of January 25, 2023, all outstanding loans and obligations under the Credit Facilities shall bear interest at an additional default rate of 2% per annum. Absent the Transactions, the Company does not have sufficient resources to repay the amounts due under the Credit Facilities following the notice of acceleration. The Company has engaged advisors to explore strategic alternatives, including, if needed, filing for bankruptcy protection.

Concurrently with the closing of this offering, the Company will enter into the Amendment, pursuant to which the Administrative Agent, the FILO agent and the lenders are agreeing to (i) waive any outstanding defaults or events of default under the Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the Credit Facilities, the requirement to cash collateralize letters of credit obligations under the Credit Facilities and the default interest on the outstanding obligations under the Credit Facilities.

In addition, on February 1, 2023, the Company did not make an interest payment of approximately $25 million due on the Senior Notes. The Company has a 30-day cure period, or until March 3, 2023, to make the interest payment. If, at the expiration of such 30-day cure period on March 3, 2023, the Company does not make the interest payment, the applicable trustee under the Senior Notes or holders of 25% in principal amount of the applicable series of Senior Notes may declare the principal of, and all accrued and unpaid interest on, the applicable series of Senior Notes to be due and payable immediately, which would require the Company to pay approximately $1.03 billion immediately. As of the date hereof, the Company has the following outstanding Senior Notes: (i) $215.4 million in aggregate principal amount of 3.749% Senior Notes due 2024, (ii) $209.7 million in aggregate principal amount of 4.915% Senior Notes due 2034 and (iii) $604.8 million in aggregate principal amount of 5.165% Senior Notes due 2044.

Under the terms of the Transactions and the Amendment, the Company will be required to use availability under its Credit Facilities to make the Notes Interest Payment by March 3, 2023.

If the Transactions are not consummated in accordance with their terms, (i) the Company will not enter into the Amendment, and (ii) the Company will not be able to make the Notes Interest Payment, which could result in the acceleration of the entire aggregate principal amounts of the Senior Notes. If the Company does not consummate the Transactions, the Company would not have the financial resources to satisfy its payment obligations under the Credit Facilities or the Senior Notes, and the Company expects that it will likely file for bankruptcy protection and that its assets will likely be liquidated. Our equity holders would likely not receive any recovery at all in a bankruptcy scenario.

If the Transactions are not consummated, we expect that we will likely file for bankruptcy protection.

If the Transactions are not fully consummated, we expect that we will likely file for bankruptcy protection. The Transactions are structured to be consummated in multiple closings or tranches, with a portion of the proceeds received by us in an upfront tranche and additional proceeds to be be received in multiple closings thereafter. There are certain conditions to our receipt of the proceeds at each closing, including that our common stock shall remain listed on a national securities exchange, that we have sufficient authorized common stock to issue the shares subject to such closing, that we have not filed for bankruptcy protection and that, to the extent we are in default under our material indebtedness, we have a valid and enforceable forbearance agreement. We cannot assure you that we will satisfy the conditions for the future funding tranches, including that we will have sufficient authorized capital common stock to issue the shares subject to such closing, and therefore that we will receive all of the proceeds from the Transactions. If we do not receive any or all of the proceeds from the Transactions, whether because we cannot satisfy the conditions precedent or otherwise, irrespective of our execution of our transformative plan, then we expect that we will likely file for bankruptcy protection, in which case you will likely receive no recovery at all for your securities offered hereby.

The issuance of the securities in this offering will significantly dilute the ownership interest of the existing holders of our common stock, and the market price of our common stock will likely decline significantly as a result of sales of such securities into the public market by investors in this offering and subsequent investors or the perception that such sales may occur.

Our existing holders of common stock will be significantly diluted by the issuance of the securities in this offering. Our public float will be significantly increased and the market price of our common stock could decline significantly as a result of subsequent sales of the shares of common stock issued in this offering, which could occur at any time, or the perception that such sales may occur.

In addition, the shares purchased by the investors in this offering, including in the additional tranches, will be purchased at different prices, many of which at prices below the current and/or then trading prices of shares of our common stock or at prices below the price at which our existing shareholders purchased our common stock. The investors in this offering may potentially make a significant profit with the resale of the securities they purchase in this offering depending on the trading price of our securities at the time of a sale and the purchase price of such securities by them. While the investors in this offering may experience a positive rate of return based on the trading price of our securities, the existing holders of our common stock may not experience a similar rate of return on the shares of common stock they purchased due to differences in the applicable purchase price and trading price.

Certain events of default have occurred under our Credit Agreement, as a result of which loans outstanding thereunder have been accelerated, among other things, and our lenders may exercise remedies against the collateral securing our obligations under the Credit Facilities.

Our obligations under the ABL Facility and the FILO Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. As described above, on or around January 13, 2023, certain events of default were triggered under our Credit Facilities as a result of our failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, we received a notice of acceleration with respect to our Credit Facilities. Concurrently with the closing of this offering, we will enter into an Amendment with our lenders pursuant to which our lenders agreed to (i) waive any outstanding defaults or events of default under the Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the Credit Facilities, the requirement to cash collateralize letters of credit obligations under the Credit Facilities and the default interest on the outstanding obligations under the Credit Facilities, among other things. If the Transactions are not consummated in accordance with their terms, we will not enter into the Amendment, and as a result the existing events of default under the Credit Facilities will remain unwaived and the acceleration of obligations under the Credit Facilities will not be rescinded. Without access to our revolving credit facility, we will not have the necessary cash resources for our operations and we may not have the cash resources available to repay accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash to collateralize our letters of credit, and lenders under our Amended Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. If we do not receive any or all of the proceeds from the Transactions then we expect that we will likely file for bankruptcy protection, in which case you may receive no recovery at all for your shares.

Our borrowing capacity under our Credit Facilities depends on the value of our assets, and the full committed amount of our Credit Facilities may not be available to us.

As amended by the Amendment, our Amended Credit Agreement will provide for a $565 million ABL Facility and approximately $530 million outstanding under our FILO Facility. Our borrowing capacity under the ABL Facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and the FILO Facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any decrease in the amount of or appraised value of these assets or upon the disposition of assets or upon the receipt of certain equity proceeds including proceeds from the warrants and preferred stock, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity. We have announced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. As the closures are completed and in the event or future closures, we expect our borrowing capacity under both the ABL Facility and FILO Facility will decrease to the extent sales and cash flow levels decrease following such store closures. The ABL Facility and FILO Facility contain customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

Trading in our securities is highly speculative, and we may be required to file for bankruptcy protection even if the Transactions are fully consummated.

Trading in our securities is highly speculative and poses substantial risks to investors. Trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in any bankruptcy proceeding and our equity holders will likely not receive any recovery at all in a bankruptcy scenario. Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern, are subject to risks and uncertainties. These risks include the following:

•	our ability to execute our transformative plan including our ability to negotiate rent reductions and other amounts owed;

•	our ability to maintain our current relationships with or attract new vendors, suppliers, service providers, customers, employees, and other third parties;

•	reestablish customary vendor terms, the failure of which may affect our cash flow and liquidity;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to attract, motivate and retain key employees; and

•	the actions and decisions of our creditors and other third parties including, but not limited to, our landlords and vendors who have interests that may be inconsistent with our plans.

These risks and uncertainties could affect our business and operations in various ways. If some of these risks materialize, we may not be able to have sufficient resources to continue to operate our business and we may be required to file for bankruptcy even if the Transactions are fully consummated. Our shareholders may not receive any recovery at all in a bankruptcy scenario.

Even if the Transactions are fully consummated, we may not be successful in implementing our transformative plan, including building back our inventory and increasing customer sales, and we have historically underperformed in implementing management plans, which may force us to seek additional strategic alternatives in the future.

We expect to use the net proceeds from the Transactions to repay outstanding revolving loans under the ABL Facility. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. As previously disclosed, we are undertaking a number of actions to support our ongoing transformation, including but not limited to, cost cutting, lowering capital expenditures, and reducing our store footprint including related distribution centers which are expected to result in our digital channel becoming a higher proportion of our sales. We will continue to seek reductions in rental obligations with landlords in our determination of the appropriate footprint. The timely achievement of our transformative plan as well as our ability to maintain an adequate level of liquidity are subject to various risks, some of which are outside of our control. In particular, our ability to build back inventory is critical to the success of our transformative plan and we cannot give assurance that our vendors will cooperate and effectively allow us to build back inventory at a scale needed for us to successfully operate our business. We have failed to timely make payments due to our vendors, landlords and similar other business partners, which has affected our relationship with such parties and our reputation and may affect our ability to successfully engage with such parties and other business partners in the future. Further, our ability to achieve expected results depends on our ability to attract customers to our sales channels and increase customer sales. Our ability to attract customers and increase customer sales largely depends on various factors, including our ability to provide customers with an attractive assortment of merchandise. If we are unable to maintain our relationships with our merchandise suppliers, we will not be able to provide the necessary assortment of merchandise that will enable us to attract customers to our sales channels or increase sales. Our efforts to attract customers and to increase customer sales may be further challenged by current economic conditions, including an inflationary environment and increasing interest rates which may affect customers’ willingness and ability to spend.

We have historically underperformed in implementing management plans, including our transformative plan. For example, after launching a turnaround plan in the second and the third quarters of fiscal year 2022, we were not able to achieve our anticipated 2022 holiday results, largely due to our inability to supply our various sales channels with the appropriate level of merchandise and decrease in traffic trends. If we are not successful in implementing our transformative plan, our business, financial condition and results of operations may adversely be affected, which may force us to consider additional strategic alternatives, including restructuring or refinancing our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including filing for bankruptcy protection. We may not be able to successfully execute any strategic alternatives we are currently considering or any others, and our ability to do so could be adversely affected by numerous factors, including changes in the economic or business environment, financial market volatility and the performance of our business.

Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions and if our shares of common stock are delisted, the investors in the Transactions will not be required to fund additional tranches.

Our common stock is currently listed on the Nasdaq Global Select Market under the trading symbol “BBBY.” However (i) if our share price drops and for a period of 30 consecutive business days, the closing bid price for our common stock is below the minimum of $1.00 per share required for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2), or (ii) Nasdaq considers that the offering contemplated hereby does not qualify as a “public offering,” our common stock may be suspended and/or delisted. If our common stock is not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

One of the condition precedents to the funding of additional tranches in the Transactions is that our shares of common stock is listed on an exchange. If our shares of common stock are delisted from Nasdaq, the investors in the Transactions that acquire Preferred Stock Warrants will not be required to fund additional tranches. If we do not receive any or all of the proceeds from the Transactions, whether because we cannot satisfy the conditions precedent or otherwise, then we expect that we will likely file for bankruptcy protection, in which case you may receive no recovery at all for your shares.

Our recurring losses and negative cash flow from operations, as well as current cash and liquidity projections, raise substantial doubt about our ability to continue as a going concern.

Based on recurring losses from operations and negative cash flows from operations for the nine months ended November 26, 2022 as well as current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern for the next twelve months. Our consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. You should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We have experienced significant turnover in our senior management team and across our organization, and our failure to attract and retain qualified personnel, skilled workers and key officers could have an adverse effect on us.

We have recently experienced significant turnover in our senior management team and reductions in our workforce and have promoted employees to fill certain key roles and are conducting searches for additional key roles, including a permanent chief financial officer. Our ability to retain key employees in the long-term is affected by our financial situation, our business performance and our ability to successfully implement our transformative plan. Our business may be adversely affected by the transitions in our senior management team and reduction in workforce, and turnover at the senior management level may create instability within the Company, which could disrupt and impede our day-to-day operations, internal controls and our ability to fully implement our business plan and growth strategy. In addition, management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution, and our results of operations and financial condition could be negatively impacted as a result. Competition for key management personnel is intense. If we fail to successfully attract and appoint permanent replacements with the appropriate expertise, we could experience increased employee turnover and harm to our business, results of operations, cash flow and financial condition. The search for permanent replacements could also result in significant recruiting and relocation costs, as well as increased salary and benefit costs. Like most businesses, our employees are important to our success and we are dependent in part on our ability to retain the services of our key management, operational, compliance, finance, administrative and store associate personnel. In order to compete and implement our growth strategy, we must attract, retain, and motivate employees, and turnover of senior management, store closures and reductions in workforce may make it difficult to retain qualified and skilled employees.

Risks Related to the Offering, Our Common Stock, Series A Convertible Preferred Stock, and the Warrants

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock and Warrants exercisable for our common stock to incur substantial losses.

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. From January 3, 2022 to February 1, 2023, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $1.27 per share on January 6, 2023 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on February 3, 2023, was $3.05 per share. From January 3, 2022 to February 1, 2023, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,088 to as high as approximately 395,319,906 shares. For a four business day period from January 27, 2023 to February 1, 2023 when we made no other disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $2.28 on January 27, 2023 to an intra-day high of $3.28 on January 30, 2023.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•

our market capitalization, as implied by recent trading prices, reflects significantly higher valuations of the company than those seen prior to recent volatility and that are significantly higher than our market capitalization prior to such periods of volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses if there are declines in the market prices of our common stock driven by a return to earlier valuations;

•

to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•

if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the value of newly issued shares of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by company executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future or our inability to refinance any such indebtedness;

•	actions by institutional shareholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	short interest in our common stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	future sales of our common stock by us, members of our management or any significant shareholders;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	our ability to manage supply chain-related expenses and disruptions in our supply chain;

•	the ongoing impacts and developments relating to the COVID-19 pandemic; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

In addition, in the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

You will have no voting rights with respect to the Series A Convertible Preferred Stock except under limited circumstances.

You will have no voting rights with respect to the Series A Convertible Preferred Stock, except with respect to certain amendments to the terms of the Series A Convertible Preferred Stock and in certain other limited circumstances and except as specifically required by New York corporate law or by our certificate of incorporation. You will have no right to vote for any members of our board of directors.

The Series A Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Series A Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Series A Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series A Convertible Preferred Stock then outstanding.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue preferred stock, it may adversely affect the market price of our common stock. Our board of directors also has the power, without shareholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of shares of the Series A Convertible Preferred Stock and our common stock or the market price of the Series A Convertible Preferred Stock and our common stock could be adversely affected. See “Description of Preferred Stock” in the accompanying prospectus.

The Initial Conversion Rate of the Series A Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of our common stock issuable upon conversion of the Series A Convertible Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of Series A Convertible Preferred Stock representing shares of Series A Convertible Preferred Stock is subject to adjustment for stock splits and combinations, dividends and certain other transactions. However, other events, such as third-

party tender offers, employee and director equity grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Series A Convertible Preferred Stock—Conversion rights—Conversion rate adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. In addition, the terms of the Series A Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Series A Convertible Preferred Stock in engaging in any such offering or transaction.

We may issue additional series of preferred stock that rank on a parity with the Series A Convertible Preferred Stock as to dividend payments and liquidation preference and that vote with the Series A Convertible Preferred Stock on most issues on which the preferred stock is permitted to vote, which may negatively affect your investment.

Without giving effect to the shares of Series A Convertible Preferred Stock that we are offering hereby, we have the authority under our Certificate of Incorporation to issue 1,000,000 shares of preferred stock. Our Certificate of Incorporation does not prohibit us from issuing additional series of preferred stock that would rank on a parity with the Series A Convertible Preferred Stock. The issuance of any such series of preferred stock could have the effect of reducing the amounts available to the holders of the Series A Convertible Preferred Stock in the event of our liquidation. Except with respect to changes to our Certificate of Incorporation that adversely affect only one series of our preferred stock, the holders of the Series A Convertible Preferred Stock and any other series of preferred stock that we issue vote together, as a class, on the issues on which our preferred stock has the right to vote, including our consolidation or merger with another corporation. The interests of the holders of any other series of preferred stock that we issue may be different from the interests of the holders of the Series A Convertible Preferred Stock.

Future issuances of equity or debt securities by us may adversely affect the market price of our common stock.

Our authorized share capital consists of 900.0 million shares of common stock. As of January 21, 2023, we had an aggregate of 517.6 million shares of common stock authorized but unissued, as well as 265.0 million treasury shares. We may issue, or move out of treasury, as applicable, all of these shares of common stock without any action or approval by our shareholders, subject to certain exceptions. Based on the closing price of our common stock on February 6, 2023, we believe we will have 900.0 million shares of common stock outstanding immediately after this offering and giving effect to the exercise or conversion, as applicable, of the securities offered hereby and outstanding awards, assuming all of the shares of Series A Convertible Preferred Stock are converted into common stock at the Conversion Price, all of the Series A Convertible Preferred Stock Warrants are exercised in full and the underlying shares of Series A Convertible Preferred Stock are converted into common stock at the Conversion Price and all of the Warrants issued in this offering are exercised. As a result, unless we receive shareholder approval to increase our authorized share capital for our common stock, we will not be able to issue shares of common stock or securities linked to our common stock. Additionally, depending on the trading prices of our common stock we may need to issue more or fewer shares of common stock in connection with the exercise of the Warrants. If we do not have the shares of common stock available to issue in connection with such exercises, we will be required to provide the exercising holder a buy-in of cash.

In the future, we may attempt to obtain financing or to increase further our capital resources, or refinance existing obligations, by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. There can be no guarantee that these offers to exchange will be successful. In addition, we also expect to issue additional shares in connection with exercise of our stock options under our incentive plans.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing shareholders or reduce the market price of our common stock or both. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us. See “Description of Common Stock” in the accompanying prospectus.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze, and there is wide spread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock that may become available for future sale.

Following this offering, we will not be able to issue additional shares of common stock or securities linked to our common stock unless we receive shareholder approval to increase our authorized share capital for our common stock. If we receive such approval, then sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our shareholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

Certain provisions of our certificate of incorporation, our by-laws and New York law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Certain provisions under our certificate of incorporation, our by-laws and New York law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our shareholders. These provisions include:

•	the sole ability of the then-current members of the board of directors to fill a vacancy created by the expansion of the board of directors;

•	advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by shareholders at our shareholder meetings;

•

the ability of our board of directors to issue new series of, and designate the terms of, preferred stock, without shareholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors;

•

our opting to be governed by the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of public shareholder to benefit from a change in control or change of our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause us to take other corporate actions you desire. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by shareholders to change the direction or management of the company may be unsuccessful. See “Description of Common Stock” in the accompanying prospectus for additional information regarding the provisions included in our certificate of incorporation and our by-laws.

The Warrants are speculative in nature.

Except as otherwise provided in the Warrants, the Warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire our common stock and pay an exercise price per share as described herein, subject to certain adjustments, prior to, five years from the date of issuance, with respect to the Common Stock Warrants, and one year from the date of issuance, with respect to the Series A Convertible Preferred Stock Warrants, after which date any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants, if any, will be uncertain. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of our Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

There is no public market for the Series A Convertible Preferred Stock or Warrants being offered in this offering.

There is no established public trading market for the Series A Convertible Preferred Stock or Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Convertible Preferred Stock or Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Series A Convertible Preferred Stock and Warrants will be limited.

You will have no rights with respect to our common stock until the Series A Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

Holders of our Series A Convertible Preferred Stock will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Series A Convertible Preferred Stock, but your investment in the Series A Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (unless it would adversely affect the special rights, preferences, privileges and voting powers of the Series A Convertible Preferred Stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock, even if your Series A Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change. See “Description of Common Stock” in the accompanying prospectus for further discussion of our common stock.

The Common Stock Warrants may not have any value.

The Common Stock Warrants issued in this offering will be immediately exercisable and will expire on the fifth anniversary of the issuance date. The Common Stock Warrants will have an initial exercise price per share equal to $6.15. In the event that the market price of our common stock does not exceed the exercise price of the Warrants during the period when such Common Stock Warrants are exercisable, such Common Stock Warrants may not be exercised and may not have any value.

Holders of the Common Stock Warrants purchased in this offering will have no rights as common shareholder until such holders exercise their Common Stock Warrants and acquire our common stock.

Until holders of the Common Stock Warrants acquire shares of our common stock upon exercise of the Common Stock Warrants, as applicable, holders of the Common Stock Warrants will have no rights with respect to the shares of our common stock underlying such Common Stock Warrants, as applicable. Upon exercise of the Common Stock Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Global Select Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

Holders may have to pay taxes if we adjust the conversion rate of the Series A Convertible Preferred Stock in certain circumstances, even though holders would not receive any cash.

Upon certain adjustments to (or certain failures to make adjustments to) the conversion price of the Series A Convertible Preferred Stock, holders may be deemed to have received a distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion price. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of the Series A Convertible Preferred Stock, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Series A Convertible Preferred Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2022 fiscal fourth quarter and 2022 fiscal year. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: our ability to use proceeds from the Transactions to pay down our outstanding obligations under our Credit Facilities and Senior Notes and operate our business, risks related to the failure to consummate the Transactions, which we expect will likely force us to file for bankruptcy protection, our ability to regain access to our Credit Facilities, our ability to deliver and execute on our turnaround plan; risks related to any failure to receive the full amount of the gross proceeds from the offering of the securities contemplated hereby; our potential need to seek additional strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern; our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs; general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine; challenges related to our relationships with our suppliers, the failure of our suppliers to supply us with the necessary volume and types of products; the impact of cost-savings measures; our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital; changes to our credit rating or the terms on which vendors or others will provide us credit; the impact of strategic changes, including the reaction of customers to such changes; a challenging overall macroeconomic environment and a highly competitive retailing environment; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; our ability to execute on any strategic transactions and realize the benefits of any, partnerships, investments or divestitures; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements; changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

USE OF PROCEEDS

We intend to use all of the net proceeds, after deducting the underwriting discount and commission and our offering expenses, that we receive upon the issuance and sale of the securities in this offering (including, for the avoidance of doubt, all of the proceeds that we receive upon the exercise of the Series A Convertible Preferred Stock Warrants issued and sold in this offering), along with $100 million to be drawn under our amended and upsized FILO Facility, to repay outstanding revolving loans under the ABL Facility in accordance with the Amendment. Under the Amendment, we will be required to use availability under our credit facilities to make the missed interest payment on our senior notes by March 3, 2023. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. In addition, proceeds from the exercise of Series A Convertible Preferred Stock Warrants will be used to further repay outstanding amounts under the ABL Facility with 50% of such exercise amounts being applied against the borrowing base of the ABL Facility. Such repaid amounts may be reborrowed subject to availability under the ABL Facility.

The amount of proceeds we will receive from this offering is not determinable at this time since it will depend upon the actual number of our securities sold and the price at which such securities are sold pursuant to this offering.

Outstanding amounts under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the applicable borrower’s election: (i) in the case of loans denominated in U.S. dollars, such loans shall be comprised entirely of Alternate Base Rate (“ABR”) loans and London Inter-Bank Offered (“LIBO”) Rate loans and (ii) in the case of loans denominated in Canadian dollars, such loans shall be comprised entirely of Canadian Prime Rate loans and Canadian Dollar Offered Rate (“CDOR”) loans, in each case as set forth in the Amended Credit Agreement, plus an interest rate margin based on average quarterly availability ranging from (x) in the case of ABR loans and Canadian Prime Rate loans, 1.25% to 1.75%; provided that if ABR or the Canadian Prime Rate is less than 1.00%, such rate shall be deemed to be 1.00%, as applicable, and (y) in the case of LIBO Rate loans and CDOR Loans, 2.25% to 2.75%; provided that if the CDOR or LIBO Rate is less than 0.00%, such rate shall be deemed to be 0.00%, as applicable.

DESCRIPTION OF THE SECURITIES

General

We are offering the following securities:

•	23,685 shares of Series A Convertible Preferred Stock and shares of common stock underlying such Series A Convertible Preferred Stock;

•	95,387,533 Common Stock Warrants and shares of our common stock underlying such Common Stock Warrants; and

•

84,216 Series A Convertible Preferred Stock Warrants, shares of Series A Convertible Preferred Stock underlying such Series A Convertible Preferred Stock Warrants and shares of common stock underlying the shares of Series A Convertible Preferred Stock issuable upon exercise of the Series A Convertible Preferred Stock Warrants.

We are offering 23,685 shares of our Series A Convertible Preferred Stock together with Common Stock Warrants. Each investor will receive Common Stock Warrants to purchase common stock in an amount equal to the sum of (i) 10.0% of the number of shares of common stock issuable upon conversion of our preferred stock purchased in this offering at the closing of this offering (and if applicable, the shares of common stock issuable upon exercise of our Series A Convertible Preferred Stock Warrants purchased in this offering on the date of the closing of this offering), and (ii) 50.0%) of the aggregate number of shares of common stock issuable upon conversion of the preferred stock issued to such investor on the closing date of this offering at the Alternate Conversion Price as measured as of the date of pricing of this offering) in each case, without regard to any limitations on conversion set forth in the Certificate of Amendment. If the holder of a Common Stock Warrant also holds Series A Convertible Preferred Warrants, then the number of shares of common stock issuable upon the exercise of the Common Stock Warrant held by such investor shall automatically increase on each exercise date of the Series A Convertible Preferred Warrant, on a share by share basis, by 50.0% of the aggregate number of share of common stock then issuable upon conversion of the Series A Convertible Preferred Stock issued to the holder in each exercise of the holder’s Series A Convertible Preferred Stock Warrant at the Alternate Conversion Price.

Prospective investors that purchase $75,000,000 or more of our Series A Convertible Preferred Stock and Common Stock Warrants will also receive a pro rata interest in our Series A Convertible Preferred Stock Warrants to purchase up to 84,216 Series A Convertible Preferred Stock, subject to adjustment as provided in the Series A Convertible Preferred Stock Warrants.

The Series A Convertible Preferred Stock, the Common Stock Warrants and the Preferred Stock Warrants will be issued separately but can only be purchased together in this offering.

Any discrepancy between the description of the securities offered hereby and the definitive agreements defining the terms of such securities shall be governed by such definitive agreements.

Transfer Agent; Registrar; Warrant Agent

American Stock Transfer & Trust Company, LLC serves as transfer agent and registrar of our common stock and will serve as transfer agent and registrar for the Series A Convertible Preferred Stock and warrant agent for the Common Stock Warrants.

Capital Stock

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of January 21, 2023, the Company had 117,320,707 shares of common stock issued and outstanding (not including treasury shares) and no shares of preferred stock outstanding.

Series A Convertible Preferred Stock

The following are the principal terms of the Series A Convertible Preferred Stock, which are contained in the Certificate of Amendment that was filed with the Secretary of State of the State of New York on February 6, 2023 and amends our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”). The following description is a summary of the material terms of the Series A Convertible Preferred Stock and the Certificate of Amendment. It does not purport to be complete and is qualified in all respects by the terms of the Certificate of Amendment, which is attached to this prospectus supplement as Annex A. We urge you to read the Certificate of Amendment because it, and not this description, defines the rights of holders of Series A Convertible Preferred Stock.

General

Pursuant to the Certificate of Amendment, the Company will authorize 107,901 shares of Series A Convertible Preferred Stock, par value $0.01. At the consummation of this offering, we will issue 23,685 shares of our Series A Convertible Preferred Stock and reserve 84,216 shares of our Series A Convertible Preferred Stock for issuance upon exercise of the Preferred Stock Warrant. When issued, the Series A Convertible Preferred Stock, and any common stock issued upon the conversion of the Series A Convertible Preferred Stock, will be fully paid and non-assessable. The holders of the Series A Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations or other securities of ours of any class.

Ranking

The Series A Convertible Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Convertible Preferred Stock. “Required Holders” means (x) the holder that purchased at least 20,000 shares of Series A Convertible Preferred Stock in this offering (until such holder holds no Series A Convertible Preferred Stock and no Preferred Stock Warrants) and, thereafter, (y) the holders of a majority of the Series A Convertible Preferred Stock then outstanding.

Dividends

The holders of Series A Convertible Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Stock Adjustments; Purchase Rights

If the Company effects any stock split, stock dividend, recapitalization or otherwise or any combination, reverse stock split or otherwise then in each such case the calculations with respect to the Conversion Price and similar terms shall be adjusted accordingly, all as more fully described in the Certificate of Amendment.

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series A Convertible Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Conversion Rights

The Series A Convertible Preferred Stock is convertible into common stock, which converted shares of common stock are referred to as “Conversion Shares” in this prospectus supplement, at the option of the holder at any time from time to time after the date of issuance thereof. The conversion rate, subject to adjustment as set forth in the

Certificate of Amendment, is determined by dividing the Conversion Amount by $6.15, or the “Conversion Price”. “Conversion Amount” means, with respect to each share of Series A Convertible Preferred Stock, the sum of (A) $10,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value.

At the option of the holder of the Series A Convertible Preferred Stock, at any time and from time to time, the Series A Convertible Preferred Stock may be converted into Conversion Shares at a Conversion Price at the lower of (i) the applicable Conversion Price in effect on the applicable conversion date and (ii) the greater of (x) $0.7160 and (y) 92.0% of the lowest volume-weight average price (“VWAP”) of the common stock during the ten consecutive trading day period ending and including the trading day a conversion notice is delivered (the “Alternate Conversion Price”).

In addition, the Company will provide the holders of Series A Convertible Preferred Stock with notice of certain triggering events (each a “Triggering Event”) or if a holder may become aware of a Triggering Event as a result of which the holder may choose to convert the Series A Convertible Preferred Stock they hold into Conversion Shares at the Alternate Conversion Price for the Triggering Event Conversion Right Period. In the event a Bankruptcy Triggering Event occurs, the Company shall be required to redeem, in cash, the Series A Convertible Preferred Stock at a redemption price based on a required premium (the “Required Premium of the Conversion Amount”).

Each of the following is a “Triggering Event” and each of (viii), (ix) and (x) is a “Bankruptcy Triggering Event”:

(i)     at any time any Series A Convertible Preferred Stock Warrants remains outstanding, a registration statement (or the prospectus contained therein) is unavailable to any holder of Series A Convertible Preferred Stock Warrants for the issuance of all of Preferred Shares issuable upon exercise of the Series A Convertible Preferred Stock Warrants then outstanding, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of forty-five (45) days in any 365-day period;

(ii)     the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of ten (10) consecutive Trading Days;

(iii)     the Company’s (A) failure, on at least three occasions, to cure a Conversion Failure, a Delivery Failure (as defined in the Series A Convertible Preferred Stock Warrants) or a Delivery Failure (as defined in the Common Stock Warrants) by delivery of the required number of shares of common stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Preferred Shares, Series A Convertible Preferred Stock Warrants or Common Stock Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Series A Convertible Preferred Stock Warrants for Preferred Shares or Common Stock Warrants for Warrant Common Shares in accordance with the provisions of the Series A Convertible Preferred Stock Warrants or the Common Stock Warrants, respectively, or a request for conversion of any Preferred Shares into shares of common stock that is requested in accordance with the provisions of the Certificate of Amendment, other than pursuant to Section 4(d) of the Certificate of Amendment;

(iv)     except to the extent the Company is in compliance with Section 11(b) of the Certificate of Amendment, at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) Certificate of Amendment) is less than the sum of (A) the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in the Certificate of Amendment), (B) the number of Preferred Shares that such Holder would then be entitled to receive upon exercise in full of such Holder’s Series A Convertible Preferred Stock Warrants and (C) the number of shares of common stock that such Holder would then be entitled to receive upon exercise in full of such Holder’s Common Stock Warrants (without regard to any limitations on exercise set forth in the Common Warrants);

(v)     the Company fails to remove any restrictive legend on any certificate or any shares of common stock issued to the applicable holder upon conversion or exercise (as the case may be) of any Securities held by a holder as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least ten (10) days;

(vi)     the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $5,000,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money;

(vii)     bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(viii)     the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix)     the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(x)     a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xi)     a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Preferred Warrants) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Preferred Warrants), or (C) as to whether any Triggering Event has occurred.

The “Required Premium of the Conversion Amount” means 115% of the Conversion Amount.

The Company shall immediately redeem the Preferred Shares then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Required Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) the Required Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required to be made. A Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event or any right to conversion (or Alternate Conversion).

Beneficial Ownership Limitation

The Series A Convertible Preferred Stock cannot be converted into common stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing notice.

Voting Rights

The holders of the Preferred Shares shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock except as provided in the Certificate of Amendment or as otherwise required by applicable law). To the extent that under applicable law, the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under applicable law, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the applicable law), voting together in the aggregate and not in separate series unless required under the applicable law, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Bylaws and the applicable law.

Without first obtaining the affirmative vote of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any Certificate of Amendment or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Convertible Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any Preferred Shares other than as contemplated hereby or pursuant to the Underwriting Agreement or the Preferred Warrants; or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares under the Certificate of Amendment.

Change of Control

Commencing on the date of the provision of notice to the Series A Convertible Preferred Stock holder of a change of control of the Company and ending on 20 trading days after the later of (i) the consummation of such change of control, (ii) the date of receipt of the notice of change of control, or (iii) the date of announcement of the change of control, the holder of Series A Convertible Preferred Stock may require the Company to convert all or a portion of such holder’s Series A Convertible Preferred Stock for consideration equal to the Change of Control Election Price, to be satisfied at the Company’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), in either (I) rights (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the holder, into such Corporate Event Consideration (as defined below) applicable to such change of control equal in value to the Change of Control Election Price (as determined with the fair market value of the aggregate number of Successor Shares (as defined below) issuable upon conversion of the Rights to be determined in increments of 10% (or such greater percentage as the applicable holder may notify the Company from time to time) of the portion of the Change of Control Election Price attributable to such Successor Shares (the “Successor Share Value Increment”), with the aggregate number of Successor Shares issuable upon exercise of the Rights with respect to the first Successor Share Value Increment determined based on 70% of the Closing Bid Price of the Successor Shares on the date the Rights are issued and on each of the nine (9) subsequent Trading Days, in each case, the aggregate number of additional Successor Shares issuable upon exercise of the Rights shall be determined based upon a Successor Share Value Increment at 70% of the Closing Bid Price of the Successor Shares in effect for such corresponding Trading Day (such ten (10) Trading Day period commencing on, and including, the date the Rights are issued, the “Rights Measuring Period”)), or (II) in cash; provided, that the Company shall not consummate a change of control if the Corporate Event Consideration includes capital stock or other equity interest (the “Successor Shares”) either in an entity that is not listed on an Eligible Market or an entity in which the daily share volume for the applicable Successor Shares for each of the twenty (20) Trading Days prior to the date of consummation of such change of control is less than the aggregate number of Successor Shares issuable to all holders of Series A Convertible Preferred Stock upon conversion in full of the applicable Rights (without regard to any limitations on conversion therein, assuming the exercise in full of the Rights on the date of issuance of the Rights and assuming the Closing Bid Price of the Successor Shares for each Trading Day in the Rights Measuring Period is the Closing Bid Price on the Trading Day ended immediately prior to the time of consummation of the Change of Control). The Company shall give each holder of Series A Convertible Preferred Stock written notice of each Consideration Election at least twenty (20) Trading Days prior to the time of consummation of such change of control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to each holder of Series A Convertible Preferred Stock on the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of shares of the Company’s Common Stock are initially entitled to receive Corporate Event Consideration with respect to the shares of Common Stock of such holder). Any Corporate Event Consideration included in the Rights, if any, is pari passu with the Corporate Event Consideration to be paid to holders of shares of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of shares of Common Stock without on or prior to such time delivering the Right to the holders of Series A Convertible Preferred Stock. Cash payments, if any, required by the Series A Preferred Certificate of Designation shall have priority to payments to all other stockholders of the Company in connection with such change of control. Until the applicable Change of Control Election Price is paid in full to the applicable Holder in cash or Corporate Event Consideration, the Series A Convertible Preferred Stock submitted by such holder for exchange or payment, as applicable, may be converted, in whole or in part, by such holder into Common Stock or in the event the Conversion Date is after the consummation of such change of control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock. The Required Premium due in connection with a change of control is intended by the parties to be a reasonable estimate of such holder’s actual loss of its investment opportunity and not as a penalty.

Rights Upon Issuance of Other Securities; Adjustment of Conversion Price upon Subdivision or Combination of Common Stock

If the Company at any time subdivides (or combines) one or more classes of its outstanding shares of Common Stock into a greater (or lesser) number of shares, the Conversion Price will be proportionately reduced (or increased).

Covenants

The Company will not, and will cause its Subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Amendment).

In addition, the Company will not issue any Preferred Shares or issue any other securities that would cause a break or default under the Certificate of Amendment , the Preferred Warrants or Common Warrants.

Voluntary Adjustment by the Company

The Company may, with the prior written consent of the required number of Series A Convertible Preferred Stock holders, reduce the Conversion Price to any amount and for any period of time deemed appropriate by the Board.

Reservation Requirements

So long as any Series A Convertible Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all Series A Convertible Preferred Stock then outstanding.

Common Stock Warrants

The following summary of certain terms and provisions of the Common Stock Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Stock Warrants, the form of which is attached as Annex C to this prospectus supplement (the “Form of Common Stock Warrant Agreement”). Prospective investors should carefully review the terms and provisions of the Form of Common Stock Warrant Agreement for a complete description of the terms and conditions of the Common Stock Warrants.

Form. The Common Stock Warrants will be issued as individual warrant agreements to the investors. Capitalized terms used but not defined in this subsection have the meanings set forth in the Form of Common Stock Warrant Agreement.

General

We expect to issue up to 95,387,533 Common Stock Warrants in connection with this offering.

Exercise of the Common Stock Warrants

The Common Stock Warrants may be exercised by the Holder on any day on or after the issuance date, in whole or in part, by delivery of a written notice of exercise, and payment to the Company of the aggregate Exercise Price (as defined below) in cash or via wire transfer of immediately available funds, unless the exercise was made pursuant to a Cashless Exercise (as defined below).

No fractional shares of common stock are to be issued upon the exercise of the Common Stock Warrants, but rather the number of shares of common stock to be issued shall be rounded up to the nearest whole number.

“Exercise Price” means the $6.15 per share of common stock, subject to adjustment as provided in the Common Stock Warrant.

The Common Stock Warrants expire on the fifth anniversary of the issuance date, or such later date as may be extended by written consent of the Company and the Holder, and if any such date falls on a day other than a trading day or on a day which trading does not take place on the Nasdaq Global Select Market (a “Holiday”), the next date that is not a Holiday.

Beneficial Ownership Limitation

The Common Stock Warrant cannot be converted into common stock if the Holder and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing notice.

Transferability

In accordance with its terms and subject to applicable laws, a Common Stock Warrant may be offered for sale, sold, transferred or assigned without the Company’s consent.

Trading Market

There is no trading market available for the Common Stock Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Stock Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Common Stock Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Common Stock Warrants are currently traded on Nasdaq.

Cashless Exercise

If at the time of the exercise of a Common Stock Warrant, a Registration Statement is not effective (or the prospectus contained therein is not available for use) for the issuance of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise the Common Stock Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the formula contained in the Form of Common Stock Warrant Agreement (“Standard Net Exercise”). In addition, whether or not a Registration Statement is effective, the holder may exercise on an “alternate cashless exercise” basis (“Alternate Cashless Exercise” and together with “Standard Cashless Exercise,” the “Cashless Exercise”), in which case the number of shares issuable shall equal the product of (x) the number of shares of common stock then issuable upon a Cash Exercise and (y) 0.65.

Failure to Timely Deliver Securities

If the Company shall fail to timely deliver the shares of common stock upon the exercise of the Common Stock Warrants, or if a Registration Statement covering the issuance or resale of the Warrant Shares is not available and the Company fails to otherwise deliver the executed shares without any restrictive legend by crediting the holder’s balance account with DTC (generally, a “Delivery Failure”), (i) the Company shall pay in cash to the holder on each day after the delivery and during such Delivery Failure an amount equal to 1% of the product of (A) the sum of the number of shares of common stock not issued to the Holder on or prior to the date the shares are delivered and to which the Holder is entitled, multiplied by (B) any trading price of the common stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable exercise date and ending on the applicable date the shares are delivered, and (ii) the Holder, upon written notice to the

Company, may void its notice of exercise with respect to, and retain or have returned, as the case may be, any portion of the Common Stock Warrant that has not been exercised pursuant to such notice of exercise. In addition, if the Company fails to deliver shares issuable upon exercise in a timely manner, and the holder otherwise acquires such shares, the Company will, at the holder’s discretion, either (i) pay the holder in cash for the total purchase price of such shares or (ii) if shares are subsequently delivered by the Company, pay in cash the difference between the holder’s purchase price and the lowest closing bid price of the common stock during the buy-in period (a “Buy-In Payment Amount”).

Reservation of Shares

So long as the Common Stock Warrants remain outstanding, the Company will at all times keep reserved for issuance under the Common Stock Warrants a number of shares of common stock at least equal to 100% of the maximum number of shares of common stock as shall be necessary to satisfy the Company’s obligation to issue shares of common stock to each holder under the Common Stock Warrants then outstanding allocated on the basis of such holder’s portion of the Common Stock Warrants (the “Common Stock Warrants Required Reserve Amount”).

Insufficient Authorized Shares

If, at any time while any of the Common Stock Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of common stock to satisfy its obligation to reserve the Common Stock Warrants Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of common stock to an amount sufficient to allow the Company to reserve the Common Stock Warrants Required Reserve Amount for all the Common Stock Warrants then outstanding.

In the event that the Company is prohibited from issuing shares of common stock upon an exercise of a Common Stock Warrant due to the failure by the Company to have sufficient shares of common stock available out of the authorized but unissued shares of common stock (such unavailable number of shares of common stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the holder, the Company shall pay cash in exchange for the cancellation of such portion of the Common Stock Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price on any trading day during the period commencing on the date the holder delivers the applicable notice of exercise with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment; and (ii) to the extent the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the holder incurred in connection therewith.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Common Stock Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series A Convertible Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Stock Dividends and Splits

If the Company (i) pays a stock dividend on one or more classes of its then outstanding shares of common stock or otherwise makes a distribution on any class of capital stock that is payable in shares of common stock,

(ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of common stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of common stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

Fundamental Transactions

The Common Stock Warrants prohibit the Company from entering into a Fundamental Transaction, defined to include a merger, change or control, transfer of all or substantially all equity of the Company, or a sale of 50% or more of the Company’s outstanding shares of common stock, unless (i) the successor entity assumes in writing all of the obligations of the Company under the Common Stock Warrants by executing an instrument substantially similar in form and substance to the Common Stock Warrants, or (ii) the restriction is waived by the Holder in its sole discretion.

Black Scholes Value

At the request of the holder of a Common Stock Warrant, commencing on the occurrence of certain events related to a Change of Control (as defined in the Common Stock Warrant), the Company or the successor entity (as the case may be) shall purchase the Common Stock Warrant from the holder on the date of such request by paying to the holder cash in an amount equal to the Black Scholes Value.

Right as a Shareholder

Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of common stock, the holders of the Common Stock Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Stock Warrants.

Amendments and Waiver

The Common Stock Warrants may be modified or amended only if the Company has obtained the written consent of the Required Holders (as defined in the Certificate of Amendment).

Governing Law, Dispute Resolution

The Common Stock Warrants are governed by the laws of the State of New York. The Company waives the right to jury trial. In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, the Black Scholes Value or the fair market value or the arithmetic calculation of the number of Warrant Shares, the Company or the Holder (as the case may be) will submit the dispute to the other party and, if the Holder and the Company are unable to promptly resolve such dispute, the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute. The Company and the Holder will cause such investment bank to determine the resolution of such dispute, and such investment bank’s resolution of such dispute will be final and binding upon all parties absent manifest error. The fees and expenses of such investment bank will be borne solely by the Company.

Preferred Stock Warrants

The following summary of certain terms and provisions of the Preferred Stock Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Preferred Stock Warrants, the form of which is attached as Annex B to this prospectus supplement (the “Form of Preferred Stock Warrant Agreement”). Prospective investors should carefully review the terms and provisions of the Form of Preferred Stock Warrant Agreement for a complete description of the terms and conditions of the Preferred Stock Warrants.

Form. The Preferred Stock Warrants will be issued as individual warrant agreements to the investors. Capitalized terms used but not defined in this subsection have the meanings set forth in the Form of Preferred Stock Warrant Agreement.

General

The Preferred Stock Warrants are being offered solely to prospective investors that invest $75,000,000 or more in the Series A Convertible Preferred Stock offered hereby. Upon the Series A Convertible Preferred Stock being delivered to Holders upon exercise and payment, such shares of Series A Convertible Preferred Stock will have substantially the same rights as described above under “—Series A Convertible Preferred Stock.”

Exercise of the Preferred Stock Warrants

The Preferred Stock Warrants may be exercised by the Holder on any day on or after the issuance date, in whole or in part, by delivery of a written notice of exercise and payment to the Company of the aggregate Exercise Price (as defined below) in cash or via wire transfer of immediately available funds. There is no ability to complete a “cashless exercise” in connection with the Preferred Stock Warrants.

No fractional shares of preferred stock are to be issued upon the exercise of the Preferred Stock Warrants, but rather the number of shares of preferred stock to be issued shall be rounded up to the nearest whole number.

“Exercise Price” means $9,500, subject to adjustment as provided in the Preferred Stock Warrant.

The Preferred Stock Warrants expire on the first anniversary of the Issuance Date, or such later date as may be extended by written consent of the Company and the Holder.

Transferability

In accordance with its terms and subject to applicable laws, a Preferred Stock Warrant cannot be offered for sale, sold, transferred or assigned without the Company’s consent (other than to an affiliate of the Holder, provided that the initial Holder remains obligated with respect thereto).

Trading Market

There is no trading market available for the Preferred Stock Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Preferred Stock Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Preferred Stock Warrants will be extremely limited.

Forced Exercise

At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure then exists (unless waived in writing by the Holder), and (II) no Forced Exercise has occurred in the twenty (20) Trading Day period immediately prior to the applicable date of determination, the Company may require the Holder to exercise the Preferred Stock Warrants into up to such aggregate number of fully paid, validly issued and non-assessable Warrant Preferred Shares equal to the Holder Pro Rata Amount of 10,527 Warrant Preferred Shares (less any Warrant Preferred Shares voluntarily exercised by the Holder during such Forced Exercise Eligibility Measurement Period or at any time thereafter and prior to the applicable Forced Exercise Date), as designated in the applicable Forced Exercise Notice to be issued and delivered in accordance with the Form of Preferred Stock Warrant Agreement (each, a “Forced Exercise”).

The Company may exercise its right to require a Forced Exercise by delivering a Forced Exercise Notice, at one, or more times, by electronic mail to all, but not less than all, of the holders of Preferred Stock Warrants on a

Forced Exercise Eligibility Date. Each Forced Exercise Notice will be irrevocable. Each Forced Exercise Notice will state (i) the Trading Day selected for the Forced Exercise in accordance with the Form of Preferred Stock Warrant Agreement, which Trading Day will be the second (2nd) Trading Day following the applicable Forced Exercise Notice Date (each, a “Forced Exercise Date”), (ii) the aggregate portion of the Preferred Stock Warrants subject to forced exercise from the Holder and all of the holders of the Preferred Stock Warrants pursuant to the Form of Preferred Stock Warrant Agreement, (iii) the Maximum Forced Exercise Share Amount applicable to the Holder (including calculations and any other documents reasonably requested by the Holder with respect thereto) and (iv) that there has been no Equity Conditions Failure (or specifying any such Equity Conditions Failure that then exists, with an acknowledgement that unless such Equity Conditions are waived, in whole or in part, such Forced Exercise Notice will be invalid).

Notwithstanding anything herein to the contrary, (I) if an Equity Conditions Failure occurs at any time after a Forced Exercise Notice Date and prior to the related Forced Exercise Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure, the Forced Exercise shall be cancelled and the applicable Forced Exercise Notice shall be null and void and (II) prior to a Forced Exercise Date, any portion of the Preferred Stock Warrant may be exercised by the Holder pursuant to the Form of Preferred Stock Warrant Agreement and any such voluntary exercise shall reduce the aggregate number of Warrant Preferred Shares included in such Forced Exercise on a share-by-share basis. For the avoidance of doubt, if any Bankruptcy Triggering Event (as defined in the Certificate of Amendment) has occurred and is continuing, unless such Bankruptcy Triggering Event has been waived, in whole or in part, in writing by the Holder, the Company shall have no right to effect a Forced Exercise; provided, that such Bankruptcy Triggering Event, as applicable, shall have no effect upon the Holder’s right to exercise this Warrant in its discretion.

“Equity Conditions” means, with respect to a given date of determination:

1.

on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), one or more Registration Statements (each, the “Forced Exercise Registration Statement”) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of common stock previously sold pursuant to such prospectus deemed unavailable) for the issuance of all shares of common stock (the “Conversion Shares”) issuable upon conversion of the shares of Series A Convertible Preferred Stock then outstanding and such Warrant Preferred Shares to be issued in connection with the event requiring such determination, without regard to any limitations on conversion set forth in the Certificate of Amendment, at 100% of the Alternate Conversion Price (as defined in the Certificate of Amendment) then in effect and without any restricted legend (such applicable aggregate number of shares of common stock, each, a “Required Minimum Securities Amount”) in accordance with the terms of the Preferred Stock Warrant;

2.

on each day during the Equity Conditions Measuring Period, the common stock (including all shares of common stock issuable upon conversion of the shares of preferred stock then outstanding and the Warrant Preferred Shares to be issued in the event requiring this determination) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the common stock is then listed or designated for quotation (as applicable);

3.	during the Equity Conditions Measuring Period, the Company shall have delivered all shares of common stock upon conversion of any Warrant Preferred Shares of the Holder or upon exercise of any

Common Stock Warrants of the Holder, as applicable, as required to be delivered by the Company in accordance therewith on a timely basis as set forth therein (it being understood that at least three failures to timely delivery shares of common stock shall be required for any breach of this clause (iii));

4.

any Warrant Preferred Shares to be issued in connection with the event requiring determination (and the Required Minimum Securities Amount of Conversion Shares related thereto (without regard to any limitations on conversion set forth in the Certificate of Amendment)) may be issued in full without violating the rules or regulations of the Eligible Market on which the common stock is then listed or designated for quotation (as applicable);

5.

on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Change of Control (as defined in the Certificate of Amendment) shall have occurred which has not been abandoned, terminated or consummated;

6.

the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Forced Exercise Registration Statement to not be effective or the prospectus contained therein to not be available for the issuance by the Holder of the Required Minimum Securities Amount of Conversion Shares related to all shares of preferred stock then outstanding and any Warrant Preferred Shares to be issued in connection with such determination, respectively, and no Current Public Information Failure exists or is continuing;

7.

the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

8.

on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document (and/or any other agreement with the Holder entered into in connection herewith);

9.

during the Equity Conditions Measuring Period and the thirty (30) Trading Days thereafter, neither any director nor any officer of the Company or any of its Subsidiaries has any reasonable basis to expect that either the Company or any of its Subsidiaries will need to voluntarily seek protection under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law;

10.	there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination;

11.

on the applicable date of determination (A) no Authorized Share Failure (as defined in the Common Stock Warrants) shall exist or be continuing immediately after giving effect to any adjustments in the Common Stock Warrants from such proposed Forced Exercise and (B) no Authorized Share Failure (as defined in the Preferred Stock Warrants) shall exist or be continuing and the Company shall have authorized, and reserved for the purpose of issuance, no less than 200% of the maximum number of shares of common stock issuable upon conversion of all the shares of preferred stock then outstanding and issuable in the proposed Forced Exercise of the Preferred Stock Warrants pursuant to which this determination is being made (assuming for purposes hereof that (x) all such shares of preferred stock are convertible at the Alternate Conversion Price (as defined in the Certificate of Amendment) then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Warrant Preferred Shares set forth in the Certificate of Amendment);

12.

on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Bankruptcy Triggering Event (as defined in the Certificate of Amendment) or an event that with the passage of time or giving of notice would constitute a Bankruptcy Triggering Event (regardless of whether the Holder has submitted a Triggering Event Redemption Notice (as defined in the Certificate of Amendment), as applicable);

13.

the shares of common stock issuable upon conversion of all of the Warrant Preferred Shares then outstanding or issuable upon exercise of the Preferred Stock Warrants, as applicable, are duly authorized and listed and eligible for trading without restriction on an Eligible Market (assuming, for such purpose, that all the Warrant Preferred Shares then outstanding and such Warrant Preferred Shares are converted at 50% of the Alternate Conversion Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Amendment);

14.

on each day during the Equity Conditions Measuring Period, no bona fide dispute shall exist, by and between any holder of shares of preferred stock, Preferred Stock Warrants or Common Stock Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the common stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Certificate of Amendment, any Preferred Stock Warrant, any Common Stock Warrant or any other Transaction Document; provided, that such disputes shall be deemed not to exist to the extent the Company timely honors conversions of the shares of preferred stock, the Preferred Stock Warrants and the Common Stock Warrants during the continuance of such dispute;

15.

on each day during the Equity Conditions Measuring Period, the electronic transfer by the Company of shares of common stock through the Depository Trust Company or another established clearing corporation has been available (and continues to be available) and has not been (and continues not to be) subject to a “chill” and trading in the common stock of the Company has not been “halted” on the Principal Market; and

16.

no default or event of default, other than due solely to a Holder of a Preferred Stock Warrant’s failure to fund a Forced Exercise in breach of the terms of such Preferred Stock Warrant, shall exist (or with the passage of time would reasonably be expected to occur prior to the thirtieth (30th) Trading Day after such date of determination) under any indebtedness for borrowed money of the Company in an aggregate amount in excess of $5,000,000 that is not subject to a forbearance or waiver agreement through, and including, the thirtieth (30th) Trading Day after such date of determination (and the Company has no reasonable basis to believe any such forbearance or waiver agreement will be terminated or cease to be in full force and effect on or prior to the thirtieth (30th) Trading Day after such date of determination).

“Equity Conditions Failure” means that the Equity Conditions have not been satisfied (or waived in writing by the Holder) on a given date of determination.

“Price Failure” means, with respect to a particular date of determination, the VWAP of the common stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed (x) at any time on or prior to the time at least 21,054 shares of preferred stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date, the “Threshold Share Amount”) have been issued under the Preferred Stock Warrants, $1.25 or (y) at any time after at least the Threshold Share Amount of shares of preferred stock have been issued hereunder, $1.50 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issuance Date). All such determinations will be adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions on or prior to a particular date of determination.

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the common stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than (x) at any time on or prior to the time at least the Threshold Share Amount of shares of preferred stock have been issued hereunder, $5,000,000 or (y) at any time after at least the Threshold Share Amount of shares of preferred stock have been issued hereunder, $15,000,000.

Reservation of Shares

So long as the Preferred Stock Warrants remain outstanding, the Company will at all times keep reserved for issuance under the Preferred Stock Warrants a number of shares of preferred stock at least equal to 100% of the maximum number of shares of preferred stock as shall be necessary to satisfy the Company’s obligation to issue shares of preferred stock to each holder under the Preferred Stock Warrants then outstanding allocated on the basis of such holder’s portion of the Preferred Stock Warrants (the “Preferred Stock Warrants Required Reserve Amount”).

Insufficient Authorized Shares

If, at any time while any of the Preferred Stock Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of preferred stock to satisfy its obligation to reserve the Preferred Stock Warrants Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of preferred stock to an amount sufficient to allow the Company to reserve the Preferred Stock Warrants Required Reserve Amount for all the Preferred Stock Warrants then outstanding. The Preferred Stock Warrants are not planned to be issued through DTC.

Stock Dividends and Splits

If the Company (i) pays a stock dividend on one or more classes of its then outstanding shares of preferred stock or otherwise makes a distribution on any class of capital stock that is payable in shares of preferred stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of preferred stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of preferred stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of preferred stock outstanding immediately before such event and of which the denominator shall be the number of shares of preferred stock outstanding immediately after such event. There is no adjustment based on Black-Scholes Value due to certain events.

Fundamental Transactions

The Preferred Stock Warrants prohibit the Company from entering into a Fundamental Transaction, defined to include a merger, change or control, transfer of all or substantially all equity of the Company, or a sale of 50% or more of the Company’s outstanding shares of common stock, unless (i) the successor entity assumes in writing all of the obligations of the Company under the Preferred Stock Warrants by executing an instrument substantially similar in form and substance to the Preferred Stock Warrants, or (ii) the restriction is waived by the Holder in its sole discretion.

Amendments and Waiver

Each Preferred Stock Warrant may be modified or amended only if the Company has obtained the written consent of the Holder.

Governing Law, Dispute Resolution

The Preferred Stock Warrants are governed by the laws of the State of New York. The Company waives the right to jury trial. In the case of a dispute relating to the Exercise Price, the Closing Sale Price or the fair market value or the arithmetic calculation of the number of Warrant Preferred Shares, the Company or the Holder (as the case may be) will submit the dispute to the other party and, if the Holder and the Company are unable to promptly resolve such dispute, the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute. The Company and the Holder will cause such investment bank to determine the resolution of such dispute, and such investment bank’s resolution of such dispute will be final and binding upon all parties absent manifest error. The fees and expenses of such investment bank will be borne solely by the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations that may be relevant to the ownership, conversion and disposition of our Series A Convertible Preferred Stock, the ownership, exercise and disposition of the Warrants, and the ownership and disposition of the common stock received upon conversion of the Series A Convertible Preferred Stock or exercise of the Warrants. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold our Series A Convertible Preferred Stock, Warrants, and common stock received upon conversion or exercise thereof as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation relevant to holders of our Series A Convertible Preferred Stock, Warrants and common stock received upon conversion or exercise thereof, and does not address differing tax considerations applicable to investors that may be subject to special tax rules, such as banks, regulated investment companies, tax-exempt entities, pension or retirement plans, insurance companies, brokers, dealers or traders in securities or currencies, cooperatives, “dual-resident” or “expatriated” corporations, underwriters acting in the capacity as investors to whom shares are sold pursuant to this offering, traders in securities electing to mark to market, governmental or international organizations, persons who acquire our Series A Convertible Preferred Stock, Warrants, or common stock received upon conversion or exercise thereof pursuant to the exercise of any employee share option or otherwise compensation, persons that will hold our Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons that are “controlled foreign corporations,” persons that are “passive foreign investment companies,” persons subject to the alternative minimum tax, U.S. expatriates, persons that have a “functional currency” other than the U.S. dollar, or persons that own (or are treated as owning) 5% or more of the shares of any class of our stock. This summary addresses only U.S. federal income tax considerations, and does not address state, local, or foreign tax laws, estate or gift taxes or the Medicare tax on net investment income. Investors are urged to consult their tax advisors regarding the tax consequences to them of holding Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

As used herein, a “U.S. Holder” is a beneficial owner of our Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (B) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code. A “non-U.S. Holder” is a beneficial owner of our Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof that is an individual, corporation, estate or trust that is not a U.S. Holder.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Series A Convertible Preferred Stock, Warrants or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partner and the partnership. Partnerships or other entities or arrangements classified as a partnership holding Series A Convertible Preferred Stock, Warrants or common stock and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Allocation of Purchase Price

Each holder must allocate the purchase price paid by such holder for the Series A Convertible Preferred Stock and accompanying Warrants based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the Series A Convertible Preferred Stock and the Warrants should equal the portion of the purchase price allocated thereto.

U.S. Holders

Distributions on Series A Convertible Preferred Stock and Common Stock

Distributions paid on our Series A Convertible Preferred Stock or shares of our common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis in the Series A Convertible Preferred Stock or shares of our common stock, but not below zero. Any remaining excess will be treated as capital gain, and will be treated as described below under “—Sale, Exchange, or Other Taxable Disposition of Series A Convertible Preferred Stock, Warrants and Common Stock”. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders are urged to consult their tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.

If we make a distribution on our Series A Convertible Preferred Stock in the form of shares of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a common stock distribution on our Series A Convertible Preferred Stock.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Series A Convertible Preferred Stock or common stock received upon conversion thereof could be characterized as “extraordinary dividends” under the Code. Corporate U.S. Holders that have held our Series A Convertible Preferred Stock or common stock received upon conversion thereof for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Series A Convertible Preferred Stock or common stock received upon conversion thereof and will be treated as described under “—Sale, Exchange, or Other Taxable Disposition of Series A Convertible Preferred Stock, Warrants and Common Stock” below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Series A Convertible Preferred Stock or common stock received upon conversion thereof received upon conversion thereof as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions on Series A Convertible Preferred Stock and Common Stock.”

Adjustments to the Conversion Rate

The conversion rate of our Series A Convertible Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a U.S. Holder of our Series A Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of our Series A Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of our Series A Convertible Preferred Stock may generally be deemed to have received a distribution even though they have not received any cash. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under “—Distributions on Series A Convertible Preferred Stock and Common Stock.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), those withholding taxes may be set off against payments of cash or the delivery of shares of common stock in respect of the Series A Convertible Preferred Stock (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, such U.S. Holder. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions on Series A Convertible Preferred Stock and Common Stock.” It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. Holder’s adjusted tax basis in the Series A Convertible Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Series A Convertible Preferred Stock.

The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The rules set forth in the proposed regulations will be effective for deemed distributions occurring on or after the date of adoption of the final regulations, but holders of Series A Convertible Preferred Stock and withholding agents may rely on them for deemed distributions occurring on or after January 1, 2016.

Sale, Exchange, or Other Taxable Disposition of Series A Convertible Preferred Stock, Warrants and Common Stock

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of Series A Convertible Preferred Stock (other than pursuant to a conversion into common stock), Warrants or common stock received upon conversion or exercise thereof equal to the difference between the amount realized upon the taxable disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described in “—Distributions on Series A Convertible Preferred Stock and Common Stock” above to U.S. Holders who have not previously included such dividends in income), and the U.S. Holder’s adjusted tax basis in such Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof that was disposed. Any such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition the U.S. Holder’s holding period for the Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof exceeds one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Series A Convertible Preferred Stock into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of our Series A Convertible Preferred Stock into our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions on Series A Convertible Preferred Stock and Common Stock,” with any common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion.

Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder.

The tax treatment of a U.S. Holder’s receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Although not free from doubt, we believe the receipt of such cash or common stock should be treated as additional consideration received by the U.S. Holder upon conversion of the Series A Convertible Preferred Stock into common stock. Accordingly, the receipt of cash should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. Holder’s tax basis in our Series A Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend, such gain (to the extent recognized) will be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.

The tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions on Series A Convertible Preferred Stock and Common Stock,” which may exceed the amount of gain otherwise recognized on conversion.

Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of common stock received upon conversion of the Series A Convertible Preferred Stock will equal the adjusted tax basis of the converted shares of the Series A Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Series A Convertible Preferred Stock. A U.S. Holder’s adjusted tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion. U.S. Holders are urged to consult their tax advisors to determine the tax treatment of a conversion of the Series A Convertible Preferred Stock and receipt of any accrued and unpaid dividends.

In the event a U.S. Holder’s Series A Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders are urged to consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Exercise or Lapse of the Warrants

Except as discussed below with respect to the net exercise of a Warrant (referred to herein as a “cashless exercise”), upon the exercise of a Warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the issued Series A Convertible Preferred Stock or common stock received equal to the U.S. Holder’s tax basis in the Warrant plus the exercise price of the Warrant. The holding period for the issued Series A Convertible Preferred Stock or common stock received pursuant to the exercise of a Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the Warrant. Such loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses is subject to certain limitations.

Under certain circumstances, upon the exercise of a Warrant, you may elect to settle the exercised Warrant pursuant to a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free either because the exercise is not a gain recognition event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the issued Series A Convertible Preferred Stock or common stock received would equal the U.S. holder’s tax basis in the respective Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the issued Series A Convertible Preferred Stock or common stock would include the holding period of the respective Warrant. If the cashless exercise were otherwise treated as not being a gain recognition event, the holding period in the issued Series A Convertible Preferred Stock or common stock might be treated as commencing on the date following the date of exercise of the respective Warrant. We expect to treat such an exchange as a tax-free recapitalization for U.S. federal income tax purposes.

It is possible, however, that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a portion of their Warrants being exercised with a fair market value equal to the exercise price of the total number of Warrants to be exercised in satisfaction of such exercise price. In this case, a U.S. Holder would recognize gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such Warrants. Alternatively, a U.S. Holder may recognize gain or loss in an amount equal to the fair market value of all the Warrants surrendered in the exercise less the U.S. Holder’s tax basis in such Warrants. In either such case, any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. Holder’s holding period of the Warrants at the time of the exchange exceeded one year, and the U.S. Holder’s tax basis in the issued Series A Convertible Preferred Stock or common stock received would equal the sum of the U.S. Holder’s tax basis in the respective Warrants deemed exercised plus the amount of gain recognized in the exchange. A U.S. Holder’s holding period for the issued Series A Convertible Preferred Stock or common stock received would commence on the date following the date of exercise of the respective Warrant.

DUE TO THE ABSENCE OF AUTHORITY ON THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with distributions on our Series A Convertible Preferred Stock or our common stock received upon conversion thereof and the proceeds from a sale or other disposition of such stock or our Warrants, unless a U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. Holders

Distributions on Series A Convertible Preferred Stock and Common Stock

Distributions or other payments that are treated as dividends (see “—U.S. Holders—Distributions on Series A Convertible Preferred Stock and Common Stock” and “—U.S. Holders—Conversions of Series A Convertible Preferred Stock into Common Stock”), including distributions on our Series A Convertible Preferred Stock in the form of shares of our common stock and deemed distributions described above under “—U.S. Holders—Distributions on Series A Convertible Preferred Stock and Common Stock – Adjustments to the Conversion Rate,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying your entitlement to benefits under a relevant income tax treaty. A non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), such non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In this case, the non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders are urged to consult their tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Series A Convertible Preferred Stock or our common stock received upon conversion thereof, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.

Because deemed distributions or distributions made in common stock to a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, those withholding taxes may be set off against payments of cash or the delivery of shares of common stock in respect of the Series A Convertible Preferred Stock (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that non-U.S. Holder.

Sale, Exchange or Other Taxable Disposition of Series A Convertible Preferred Stock, Warrants and Common Stock

Subject to the discussions above under “—Distributions on Series A Convertible Preferred Stock and Common Stock”, and below under “—Information Reporting and Backup Withholding” and “—FATCA”, a non-U.S.

Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Series A Convertible Preferred Stock, Warrants or our common stock unless:

•

the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States);

•

the non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any; provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, no assurance can be given that we are not or will not become a “United States real property holding corporation” in the future, because the determination of whether we are a “United States real property holding corporation” depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. In general, gain on the sale or other disposition of stock of a “United States real property holding corporation” that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the holder, the non-regularly traded stock acquired by such holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation’s stock into which it is convertible as measured on such date. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such holder would be required to file a U.S. tax return with respect to such gains.

If we are a U.S. real property holding company and the Series A Convertible Preferred Stock is considered to be “regularly traded,” gain recognized on a sale or other disposition of Series A Convertible Preferred Stock will be subject to U.S. federal income tax only in the case of a holder that owns more than 5% of the total fair market value of the Series A Convertible Preferred Stock at any time during the five-year period ending on the date of disposition. We cannot assure you that the Series A Convertible Preferred Stock will be considered regularly traded under the relevant rules. If the Series A Convertible Preferred Stock is not considered to be regularly traded, gain recognized on a sale or other disposition of Series A Convertible Preferred Stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owned, as of the date of any acquisition of such Series A Convertible Preferred Stock, an amount of Series A Convertible Preferred Stock having a fair market value greater than 5% of the outstanding common stock into which it is convertible as measured on such date, provided our common stock continues to be regularly traded on an established securities market. Furthermore, in such case, a non-U.S. holder may be subject to a 15% withholding tax on a sale or other disposition of our Series A Convertible Preferred Stock. Gain recognized on a sale or other disposition of our common stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of our common stock, provided the common stock continues to be regularly traded on an established securities market.

If a non-U.S. Holder recognizes gain on a sale or other taxable disposition of our Series A Convertible Preferred Stock, our Warrants or our common stock that is effectively connected with the conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), the non-U.S. Holder will generally be taxed on such gain in the same manner as a U.S. person. Non-U.S. Holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our Series A Convertible Preferred Stock, our Warrants or our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.

Conversion of Series A Convertible Preferred Stock into Common Stock

A non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Series A Convertible Preferred Stock into our common stock, except that (1) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “—U.S. Holders—Conversion of Series A Convertible Preferred Stock into Common Stock”, and (2) cash or common stock received in respect of accrued and unpaid dividends or make-whole dividends that have not been declared should be treated in the manner described above under “—U.S. Holders—Conversion of Series A Convertible Preferred Stock into Common Stock”. In the case of payments described in (1), it is expected that a withholding agent will withhold tax from such amounts, as described above under “—Distributions on Series A Convertible Preferred Stock and Common Stock”. In the case of payments described in (2), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions on Series A Convertible Preferred Stock and Common Stock”. Non-U.S. Holders are urged to consult their tax advisors to determine the specific tax consequences to them.

Adjustments to the Conversion Rate

As described above under “—U.S. Holders—Adjustments to the Conversion Rate”, adjustments in the conversion rate (or failures to adjust the conversion rate) of the Series A Convertible Preferred Stock that result in an increase in the proportionate interest of a non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. Holder that are taxed as described under “—Distributions on Series A Convertible Preferred Stock and Common Stock”. It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such non-U.S. Holder.

Exercise or Lapse of the Warrants

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise or lapse of a warrant, including a cashless exercise of warrants, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described above under “—U.S. Holders—Exercise or Lapse of the Warrants”. Any gain recognized on the cashless exercise of warrants will generally be subject to U.S. federal income tax only in the circumstances described above under “—Sale, Exchange or Other Taxable Disposition of Series A Convertible Preferred Stock, Warrants and Common Stock”.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our Series A Convertible Preferred Stock and our common stock received upon conversion thereof. Unless a non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Series A Convertible Preferred Stock, our Warrants or our common stock received upon conversion or exercise thereof. A non-U.S. Holder may be subject to backup withholding on payments on our Series A Convertible Preferred Stock or our common stock received upon conversion thereof or on the proceeds from a sale or other disposition of our stock or Warrants unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit a non-U.S. Holder to avoid backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Series A Convertible Preferred Stock, Warrants or common stock received upon conversion or exercise thereof by a non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Series A Convertible Preferred Stock and our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

Proposed U.S. Treasury Regulations would eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our Series A Convertible Preferred Stock, our Warrants and our common stock received upon conversion or exercise thereof, and may be relied upon by taxpayers until final regulations are issued. Investors are urged to consult their tax advisors regarding the effects of FATCA on their investment in our Series A Convertible Preferred Stock, Warrants or our common stock received upon conversion or exercise thereof.

The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors are urged to consult their tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, owning, converting, and disposing of the Series A Convertible Preferred Stock, purchasing, owning, exercising, and disposing of the Warrants, or owning and disposing of common stock received upon conversion or exercise thereof, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the Series A Convertible Preferred Stock, the Common Stock Warrants and the Series A Convertible Preferred Stock Warrants (the “Securities”) being offered. B. Riley Securities Inc., or BRS, is acting as sole book-running manager of this offering. Subject to certain conditions, BRS has agreed to purchase the respective number of Shares and Warrants shown opposite its name in the following table. We will file the Underwriting Agreement as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement.

Underwriters	Number of Shares of Preferred Stock	Number of Common Stock Warrants	Number of Preferred Stock Warrants
B. Riley Securities, Inc.	23,685	95,387,533	84,216
Total	23,685	95,387,533	84,216

Subject to the terms and conditions set forth in the underwriting agreement, BRS committed to take and pay for all of the Securities being offered, if any are taken. These conditions include, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement and delivery of legal opinions.

We have agreed to indemnify BRS against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that BRS be required to make for these liabilities.

Commissions and Discounts

We have agreed to pay in cash to BRS a fee (the “Fee” or “Fees”) equal to (i) 3.0% of the first $200 million of gross proceeds received by the Company; plus 0.5% of the gross proceeds received by the Company in excess of $200 million; provided that the overall Fees shall that not exceed $10 million; and provided further that for Securities issued and/or funded with original issue discount, no deduction shall be made in respect of such original issue discount and such discount shall be deemed a part of “gross proceeds” and “funded” for purposes of calculating all Fees and in respect of funding made as part of the exercise or conversion of Securities, all Fees shall be calculated on the basis of the stated value the Securities into which the holder is converting or exercising. Each Fee is contingent on the closing of the sale of the Securities and we will only be obligated to pay Fees to the extent the sale of the Securities is consummated.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Fees, will be approximately $2.5 million, all of which will be paid by us. We have agreed to reimburse BRS for its expenses in connection with this offering, including the expenses of its legal counsels up to $150,000.

No Sales of Similar Securities

Our officers and directors (the “lock-up party”) have, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed with BRS that, for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, they will not (A) will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Lock-Up Shares”) and (B) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the lock-up party, including hedging or other transactions that would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares.

The restrictions in the immediately preceding paragraph do not apply, subject to certain conditions, to (a) transfers or dispositions as a bona fide gift or gifts, (b) transfers or dispositions to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, (c) transfers or dispositions if the lock-up party is a business entity (i) to another business entity that is an affiliate of the lock-up party or to any investment fund or other entity controlled or managed by the lock-up party or (ii) as part of a distribution, transfer or disposition by the lock-up party to its stockholders, partners, members, beneficiaries or other equity holders, (d) transfers or dispositions by will, other testamentary document or intestate succession upon the death of the lock-up party; (e) transfers or dispositions by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, (f) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; (g) transfers or dispositions to the Company solely to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements, (h) transfers to the Company pursuant to agreements under which the Company has the option to repurchase shares or forfeit the Lock-Up Shares upon termination of service of the lock-up party, (i) disposition solely in connection with the “cashless” exercise of stock options or warrants to acquire shares of common stock or issued pursuant to an equity plan or arrangement, (j) the exercise of outstanding options, settle restricted stock units or other equity awards or exercise warrants, (k) transfers or dispositions of any Lock-Up Shares acquired in open market transactions, (l) the conversion of preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock, and (m) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board of Directors and made to all holders of our capital stock involving a change of control.

BRS, in its sole discretion, may release or waive the restrictions on our securities subject to the Lock-Up Agreements described above in whole or in part at any time as more fully described in the Lock-Up Agreements. BRS may agree to such a release or waiver with us under a variety of circumstances, including if there is a material increase to the trading price of our common stock or in connection with certain strategic investments.

The Company has also agreed with a significant investor in the offering that the Company will not issue or sell additional equity securities for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions.

Listing

Our common stock is traded on the Nasdaq Global Select Market under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Price Stabilization, Short Positions and Market Making

In connection with the offering, BRS may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by BRS of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases.

BRS must cover any such naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if BRS is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by BRS in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by BRS for its own account, may have the effect of preventing or retarding a decline in the market price of common stock may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. BRS is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

In connection with this offering, BRS may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. BRS is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, BRS or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, a prospectus supplement in electronic format may be made available on websites maintained BRS. Other than the prospectus supplement in electronic format, the information on such websites is not part of this prospectus supplement.

Other Relationships

BRS and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. BRS and its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates for which they will be entitled to receive customary fees and expenses. An affiliate of BRS has acted, and is continuing to act, as a consultant to us in relation to the liquidation of merchandise, furniture, fixtures, and equipment located at stores we are closing in connection with our ongoing restructuring activities. For these consulting services, the BRS affiliate receives cash fees based on a percentage of the gross proceeds that we collect from liquidation sales undertaken with the assistance of the BRS affiliate, and is reimbursed for its sale related expenses, and we expect that the BRS affiliate will be compensated using a similar fee and expense structure for future work. BRS intends to allocate 258 Series A Convertible Preferred Stock and 652,419 Common Stock Warrants to certain of its affiliates.

49

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass on the legality of the securities to be sold in this offering. Certain legal matters relating to this offering will be passed upon for the underwriter by O’Melveny & Myers, LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.bedbathandbeyond.com. Please note that the SEC’s website is included in this prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website and our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, except as described in the following paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•

our Quarterly Reports on Form 10-Q for the quarters ended May 28, 2022, August 27, 2022 and November 26, 2022, filed with the SEC on June  29, 2022, September  30, 2022 and January 26, 2023, respectively;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2022, March 25, 2022, May 27, 2022, June 29, 2022, July 15, 2022, August 31, 2022 (SEC Accession

No.  0001193125-22-235268), August 31, 2022 (SEC Accession No. 0001193125-22-234603), September  1, 2022, September  6, 2022, October  18, 2022, October  26, 2022, October  28, 2022, November  2, 2022, November  9, 2022, November  14, 2022, November  16, 2022, November  17, 2022, November  21, 2022, December  6, 2022, December  20, 2022, December  23, 2022, January 5, 2023, January 19, 2023, January  26, 2023, February  6, 2023, February 7, 2023 (SEC Accession No. 0001193125-23-027117) and February 7, 2023 (SEC Accession No. 0001193125-23-026124) (in each case, other than information furnished under Items 2.02 and 7.01); and

•

the description of our common stock contained in our Registration Statement on Form 8-A(p) filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union, New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Annex A

FORM OF

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

BED BATH & BEYOND INC.

Under Section 805 of the New York Business Corporation Law

The undersigned, being the President and Chief Executive Officer of BED BATH & BEYOND INC. (the “Company”), a corporation organized and existing under the New York Business Corporation Law (the “NYBCL”), do hereby certify and set forth as follows:

(1)	The name of the Company is BED BATH & BEYOND INC. The name under which the Company was formed is B&B Textile Corporation.

(2)	The certificate of incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”) was filed by the Department of State on October 5, 1971.

(3)

The board of directors of the Company (the “Board”), in accordance with the certificate of incorporation of the Company and applicable law, adopted resolutions on the 6th day of February, 2023, creating a series of one hundred and seven thousand, nine hundred and one (107,901) shares of preferred stock of the Company designated as “Series A Convertible Preferred Stock”.

(4)	Paragraph Fourth of the Certificate of Incorporation relating to the Company’s share capital is hereby amended in its entirety in order to designate a new series of Preferred Stock:

FOURTH:

A. AUTHORIZED CLASSES OF STOCK

(a) Authorized Classes of Stock: The total number of shares which the corporation shall have the authority to issue is 901,000,000, of which 900,000,000 shares are designated Common Stock, par value $.01 per share (“Common Stock”), and 1,000,000 shares are designated Preferred Stock, par value $.01 per share (“Preferred Stock”);

(b) Description of Preferred Stock: The Board of Directors is hereby authorized to issue the shares of the Preferred Stock from time to time in one or more classes or series, each such class or series to have such rights, preferences and limitations as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such class or series of Preferred Stock, including, but not limited to, the determination of the following rights, preferences and limitations:

(i) the rate of dividend;

(ii) whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

(iii) the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the corporation;

(iv) purchases, retirement or sinking fund provisions, if any, for the call, redemption or purchases of shares;

(v) the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

(vi) whether or not shares have voting rights, and the extent of such voting rights, if any; and

(vii) whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall determine the number of shares constituting each class or series of Preferred Stock and each series of a class shall have a distinguishing designation.

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1.    Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The authorized number of shares of Series A Convertible Preferred Stock (the “Preferred Shares”) shall be one hundred and seven thousand, nine hundred and one (107,901) shares. Each Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth in Section 31 below.

2.    Ranking. Except to the extent that the Required Holders expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 16, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Amendment, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the first anniversary of the Initial Issuance Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistently therewith.

3.    Dividends. In addition to Section 8, Section 9 and/or Section 15 below, as applicable, from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share.

4.    Conversion. At any time after the Initial Issuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) (the “Conversion Shares”), on the terms and conditions set forth in this Section 4. The shares of Series A Convertible Preferred Stock converted into Conversion Shares or redeemed by the Company pursuant to this Certificate of Amendment shall, upon such conversion or redemption, as applicable, be automatically redeemed, retired and restored to the status of authorized but unissued shares of undesignated “blank check” Preferred Stock. Notwithstanding anything to the contrary herein or otherwise, and for the avoidance of doubt, any shares of Series A Convertible Preferred Stock that have been converted or redeemed pursuant to the terms of this Certificate of Amendment shall not be deemed to be outstanding for the purpose of voting or determining the number of votes entitled to vote on any matter submitted to holders of the Series A Convertible Preferred Stock from and after the time of their conversion or redemption, as applicable.

(a)    Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable Conversion

Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Company’s transfer agent (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares.

(b)    Conversion Rate. The number of Conversion Shares issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

(i)    “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon with respect to such Stated Value and Additional Amount as of such date of determination.

(ii)    “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, a price that is 105% of the Closing Bid Price as of the Trading Day ended immediately prior to the time of execution of the Underwriting Agreement, subject to adjustment as provided herein

(c)    Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)    Optional Conversion. To convert a Preferred Share into Conversion Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 4:30 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within two (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, (x) if the applicable Alternate Conversion Price is less than the “alternate conversion price” specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Alternate Conversion Price (and aggregate number of Conversion Shares to be issued) as specified in such Conversion Notice and, if applicable, adjusting the aggregate number of Preferred Shares (provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 10:00 a.m., New York time on the Trading Day immediately following the applicable Conversion Date, the applicable Share Delivery Deadline shall be extended by one (1) Trading Day) and (y) the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (or, to the extent such Preferred Shares are held through DTC, to accept such applicable conversion through the DTC system in accordance therewith or processed with the Transfer Agent through DTC’s deposit/withdraw at custodian system). On or before the later of (x) second (2nd) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Conversion Shares issuable pursuant to such Conversion Notice) and (y) solely to the extent such Preferred Shares are held through DTC, the first (1st) Trading Day following such date the Holder (or its broker) shall have submitted such applicable conversions on such applicable Trading Day through DTC (it being understood that the aggregate number of Preferred Shares converted on any Conversion Date may be aggregated by the broker of the Holder in one or more separate conversion submissions to DTC or processed with the Transfer Agent through DTC’s deposit/withdrawal at custodian system)) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in FAST, credit such aggregate number of Conversion Shares to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and mail to such Holder (or its designee) by overnight courier service a new Preferred Share Certificate or a new Book Entry (in either case, in accordance with Section 18(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date. Notwithstanding the foregoing, if a Holder delivers a Conversion Notice to the Company prior to the date of issuance of Preferred Shares to such Holder, whereby such Holder elects to convert such Preferred Shares pursuant to such Conversion Notice, the Share Delivery Deadline with respect to any such Conversion Notice shall be the later of (x) the date of issuance of such Preferred Shares and (y) the second (2nd) Trading Day after the date of such Conversion Notice.

(ii)    Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to such Holder (or its designee) a certificate for the number of Conversion Shares to which such Holder is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit such Holder’s or its designee’s balance account with DTC for such number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the sum of the number of Conversion Shares not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Preferred Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in the FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Conversion Shares) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such Conversion Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Conversion Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (each, a “Buy-In Payment Amount”). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of the Preferred Shares as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Conversion Failure, this Section 4(c)(ii) shall not apply to a Holder to the extent the Company has already paid such amounts in full to such Holder with respect to such Conversion Failure pursuant to the analogous sections of any other agreement with such Holder.

(iii)    Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a

Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF AMENDMENT RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF AMENDMENT RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv)    Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 23.

(d)    Limitation on Beneficial Ownership. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Amendment and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Preferred Shares and the Common Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Amendment in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares. If after the Company’s receipt of a Conversion Notice from a Holder, the Company or such Holder determines, in good faith, that the issuance of shares of Common Stock to such Holder in accordance therewith would result in the Holder (together with the other Attribution Parties) exceeding the Maximum Percentage (such excess number of shares of Common Stock, the “Blocked Shares”), such party shall notify the other party and any Blocked Shares shall be held in abeyance until such time as the delivery of such Blocked Shares would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, as evidenced by a written notice by such Holder to the Company (which can be an e-mail), at which time or times such Holder shall be issued such portion of the Blocked Shares as set forth in such notice.

(e)    Right of Alternate Conversion.

(i)    Alternate Optional Conversion. Subject to Section 4(d), at any time, at the option of any Holder, such Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any number, of Preferred Shares into shares of Common Stock (such aggregate Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e)(i), the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price (each, an “Alternate Optional Conversion”).

(ii)    Alternate Conversion Upon a Triggering Event. Subject to Section 4(d), at any time after the earlier of a Holder’s receipt of a Triggering Event Notice (as defined below) and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Conversion Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each a “Triggering Event Conversion Date” and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e)(ii), the “Triggering Event Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price (each, a “Triggering Event Conversion”, and together with each Alternate Optional Conversion, each an “Alternate Conversion”).

(iii)    Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount of Preferred Shares pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of shares of Common Stock issuable upon conversion of any Conversion Amount of Preferred Shares in a Triggering Event Conversion, with “Required Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Amendment that such Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Additional Amount of the remaining Preferred Shares of such Holder shall automatically increase, pro rata, by the applicable

Alternate Conversion Floor Amount or, at the Company’s option, the Company shall deliver the applicable Alternate Conversion Floor Amount to the Holder on the applicable Alternate Conversion Date. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount of Preferred Shares to such Holder, such Preferred Shares may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

5.    Triggering Events.

(a)    General. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses 5(a)(viii), 5(a)(ix), and 5(a)(x), shall constitute a “Bankruptcy Triggering Event”:

(i)    at any time any Preferred Warrants remains outstanding, a registration statement (or the prospectus contained therein) is unavailable to any holder of Preferred Warrants for the issuance of all of Preferred Shares issuable upon exercise of the Preferred Warrants then outstanding, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of forty-five (45) days in any 365-day period;

(ii)    the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of ten (10) consecutive Trading Days;

(iii)    the Company’s (A) failure, on at least three occasions, to cure a Conversion Failure, a Delivery Failure (as defined in the Preferred Warrants) or a Delivery Failure (as defined in the Common Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Preferred Shares, Preferred Warrants or Common Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Preferred Warrants for Preferred Shares or Common Warrants for Warrant Common Shares in accordance with the provisions of the Preferred Warrants or the Common Warrants, respectively, or a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Amendment, other than pursuant to Section 4(d) hereof;

(iv)    except to the extent the Company is in compliance with Section 11(b) below, at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than the sum of (A) the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Amendment), (B) the number of Preferred Shares that such Holder would then be entitled to receive upon exercise in full of such Holder’s Preferred Warrants and (C) the number of shares of Common Stock that such Holder would then be entitled to receive upon exercise in full of such Holder’s Common Warrants (without regard to any limitations on exercise set forth in the Common Warrants);

(v)    the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the applicable Holder upon conversion or exercise (as the case may be) of any Securities held by such Holder as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least ten (10) days;

(vi)    the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $5,000,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money;

(vii)    bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(viii)    the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix)    the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(x)    a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xi)    a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Preferred Warrants) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Preferred Warrants), or (C) as to whether any Triggering Event has occurred.

(b)    Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (a “Triggering Event Notice”) to each Holder.

(c)    Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Company shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Required Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) the Required Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(c), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event or any right to conversion (or Alternate Conversion), as applicable.

6.    Rights Upon Fundamental Transactions.

(a)    Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Amendment and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Amendment, including, without limitation, having a stated value, and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Amendment and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Amendment and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 8 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Amendment), as adjusted in accordance with the provisions of this Certificate of Amendment. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares. Notwithstanding the foregoing, immediately following the time of consummation in full of a Fundamental Transaction by a Subsidiary of the Company, if (A) this Certificate of

Amendment remains in full force and effect and the Preferred Shares remain as equity of the Company, (B) the Company remains a publicly traded corporation with Common Stock quoted on or listed for trading on an Eligible Market and (C) no Change of Control has occurred (or is reasonably expected to occur) in connection therewith, no assumption of this Certificate of Amendment shall be required by such Subsidiary of the Company.

(b)    Notice of a Change of Control; Change of Control Election Notice. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, such Holder may require, by delivering written notice thereof (“Change of Control Election Notice”) to the Company (which Change of Control Election Notice shall indicate the number of Preferred Shares subject to such election), to have the Company exchange such Holder’s Preferred Shares designated in such Change of Control Election Notice for consideration equal to the Change of Control Election Price (as defined below), to be satisfied at the Company’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), in either (I) rights (with a beneficial ownership limitation in the form of Section 4(d) hereof, mutatis mutandis) (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the Holder, into such Corporate Event Consideration (as defined below) applicable to such Change of Control equal in value to the Change of Control Election Price (as determined with the fair market value of the aggregate number of Successor Shares (as defined below) issuable upon conversion of the Rights to be determined in increments of 10% (or such greater percentage as the applicable Holder may notify the Company from time to time) of the portion of the Change of Control Election Price attributable to such Successor Shares (the “Successor Share Value Increment”), with the aggregate number of Successor Shares issuable upon exercise of the Rights with respect to the first Successor Share Value Increment determined based on 70% of the Closing Bid Price of the Successor Shares on the date the Rights are issued and on each of the nine (9) subsequent Trading Days, in each case, the aggregate number of additional Successor Shares issuable upon exercise of the Rights shall be determined based upon a Successor Share Value Increment at 70% of the Closing Bid Price of the Successor Shares in effect for such corresponding Trading Day (such ten (10) Trading Day period commencing on, and including, the date the Rights are issued, the “Rights Measuring Period”)), or (II) in cash; provided, that the Company shall not consummate a Change of Control if the Corporate Event Consideration includes capital stock or other equity interest (the “Successor Shares”) either in an entity that is not listed on an Eligible Market or an entity in which the daily share volume for the applicable Successor Shares for each of the twenty (20) Trading Days prior to the date of consummation of such Change of Control is less than the aggregate number of Successor Shares issuable to all Holders upon conversion in full of the applicable Rights (without regard to any limitations on conversion therein, assuming the exercise in full of the Rights on the date of issuance of the Rights and assuming the Closing Bid Price of the Successor Shares for each Trading Day in the Rights Measuring Period is the Closing Bid Price on the Trading Day ended immediately prior to the time of consummation of the Change of Control). The Company shall give each Holder written notice of each Consideration Election at least twenty (20) Trading Days prior to the time of consummation of such Change of Control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to each Holder on the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of shares of Common Stock are initially entitled to receive Corporate Event Consideration with respect to the shares of

Common Stock of such holder). Any Corporate Event Consideration included in the Rights, if any, pursuant to this Section 6(b) is pari passu with the Corporate Event Consideration to be paid to holders of shares of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of shares of Common Stock without on or prior to such time delivering the Right to the Holders in accordance herewith. Cash payments, if any, required by this Section 6(b) shall have priority to payments to all other shareholders of the Company in connection with such Change of Control. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Election Price is paid in full to the applicable Holder in cash or Corporate Event Consideration in accordance herewith, the Preferred Shares submitted by such Holder for exchange or payment, as applicable, under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 6(a). In the event of the Company’s repayment or exchange, as applicable, of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any Required Premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable redemption price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.

7.    Redemptions. Upon any redemption of Preferred Shares hereunder, the Company shall deliver the applicable redemption price to each Holder in cash on the applicable redemption date. At any time less than all of Preferred Shares are required to be redeemed hereunder, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 18) (or evidence of the creation of a new Book-Entry) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable redemption price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the NYBCL), at any time thereafter and until the Company pays such unpaid redemption price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable redemption price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable redemption shall be null and void with respect to such Preferred Shares, (y) the Company shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 18(d)), to such Holder (unless the Preferred Shares are held in Book-Entry form, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Preferred Shares then exists), and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price (as the case may be, and as adjusted pursuant to this Section 7, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption.

8.    Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)    Purchase Rights. In addition to any adjustments pursuant to Section 9 and Section 15 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

(b)    Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets (the “Corporate Event Consideration”) to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares set forth in this Certificate of Amendment) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 8 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares set forth in this Certificate of Amendment.

9.    Rights Upon Issuance of Other Securities.

(a)    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8 or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8 or Section 15, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this

Section 9(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)    Calculations. All calculations under this Section 9 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(c)    Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

10.    Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Amendment, and will at all times in good faith carry out all the provisions of this Certificate of Amendment and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Amendment or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock or treasury shares of Common Stock available for reissuance, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

11.    Authorized and Treasury Shares.

(a)    Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times reserve at least 200% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions, of all of the Preferred Shares then outstanding from the authorized and unreserved shares of Common Stock or from treasury shares available for reissuance (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders. Notwithstanding the foregoing, a Holder may allocate its Authorized Share Allocation to any other of the Securities held by such Holder (or any of its designees) by delivery of a written notice to the Company.

(b)    Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock or treasury shares of Common Stock available for reissuance to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding (or deemed outstanding pursuant to Section 11(a) above). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal (or, if a majority of the voting power then in effect of the capital stock of the Company consents to such increase, in lieu of such proxy statement, deliver to the shareholders of the Company an information statement that has been filed with (and either approved by or not subject to comments from) the SEC with respect thereto). Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock or the treasury shares available for reissuance (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount of the Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(b)); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision of the Underwriting Agreement.

12.    Voting Rights. The holders of the Preferred Shares shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in this Section 12 and Section 16 or as otherwise required by the NYBCL). To the extent that under the NYBCL the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the NYBCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the NYBCL), voting together in the aggregate and not in separate series unless required under the NYBCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Bylaws and the NYBCL.

13.    Covenants.

(a)    Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than as required by the Certificate of Amendment).

(b)    Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Preferred Shares (other than as contemplated by the Underwriting Agreement, the Preferred Warrants and this Certificate of Amendment), or (ii) issue any other securities that would cause a breach or default under this Certificate of Amendment, the Preferred Warrants or the Common Warrants.

(c)    Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Certificate of Amendment; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders by this Certificate of Amendment, but will suffer and permit the execution of every such power as though no such law has been enacted.

(d)    Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(e)    PCAOB Registered Auditor. At all times any Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(f)    Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Certificate of Amendment has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of the Certificate of Amendment has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

14.    Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective Certificate of Amendment (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 14. All the preferential amounts to be paid to the Holders under this Section 14 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 14 applies.

15.    Distribution of Assets. In addition to any adjustments pursuant to Section 8 and Section 9, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that the Preferred Share was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16.    Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any Certificate of Amendment or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Convertible Preferred Stock; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any Preferred Shares other than as contemplated hereby or pursuant to the Underwriting Agreement or the Preferred Warrants; or (g) without limiting any provision of Section 10, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

17.    Transfer of Preferred Shares. A Holder may offer, sell or transfer some or all of its Preferred Shares without the consent of the Company, but any such transfer shall be in compliance with all applicable securities laws.

18.    Reissuance of Preferred Share Certificates and Book Entries.

(a)    Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

(b)    Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number of Preferred Shares.

(c)    Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d)    Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Amendment, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

19.    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Amendment shall be cumulative and in addition to all other remedies available under this Certificate of Amendment and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Amendment. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Preferred Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Amendment.

20.    Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Amendment with respect to the Preferred Shares or to enforce the provisions of this Certificate of Amendment or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Amendment, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Amendment with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof.

21.    Construction; Headings. This Certificate of Amendment shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Amendment. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Amendment instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Amendment. Terms used in this Certificate of Amendment and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

22.    Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Amendment shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

23.    Dispute Resolution.

(a)    Submission to Dispute Resolution.

(i)     In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable redemption price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable redemption price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)     Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)     The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)    Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder or the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) the terms of this Certificate of Amendment and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Amendment and any other applicable Transaction Documents, (iii) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan, New York, in lieu of utilizing the procedures set forth in this Section 23 and (iv) nothing in this Section 23 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24.    Notices; Currency; Payments.

(a)    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Amendment must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Telephone: (908) 688-0888

Attention: Sue Gove, Chief Executive Officer

E-Mail: [                ]

With a copy (for informational purposes only) to:

[                ]

[                ]

[                ]

Telephone: [(    )     -    ]

Facsimile: [(    )     -    ]

Attention: Chief Executive Officer

E-Mail: [                ]

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Telephone: (800) 937-5449

Attention: Chief Executive Officer

E-Mail: [                ]

If to a Holder, to its mailing address and e-mail address as provided to the Underwriter;

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Amendment, including in reasonable detail a description of such action and the reason therefor.

The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Amendment, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)    Currency. All dollar amounts referred to in this Certificate of Amendment are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Amendment shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Amendment, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)    Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Amendment, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Certificate of Amendment is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

25.    Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Amendment.

26.    Governing Law. This Certificate of Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Amendment shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan,, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23 above. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

27.    Judgment Currency.

(a)    If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 27 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Certificate of Amendment, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)     the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)     the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 27(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)    If in the case of any proceeding in the court of any jurisdiction referred to in Section 27(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)    Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Amendment.

28.    Severability. If any provision of this Certificate of Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Amendment so long as this Certificate of Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

29.    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

30.    Shareholder Matters; Amendment.

(a)    Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NYBCL, the Certificate of Incorporation, this Certificate of Amendment or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the applicable rules and regulations of the NYBCL. This provision is intended to comply with the applicable sections of the NYBCL permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b)    Amendment. Except for Section 4(d), which may not be amended or waived hereunder, this Certificate of Amendment or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NYBCL, of the Required Holders, voting separate as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the NYBCL and the Certificate of Incorporation. Except (a) to the extent otherwise expressly provided in this Certificate of Incorporation with respect to voting or approval rights of a particular class or series of capital stock or (b) to the extent otherwise provided pursuant to the NYBCL, the holders of each outstanding class or series of shares of this corporation shall not be entitled to vote as a separate voting group on any amendment to the terms of the Series A Preferred Stock with respect to which such class or series would otherwise be entitled under the NYBCL to vote as a separate voting group.

31.    Certain Defined Terms. For purposes of this Certificate of Amendment, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)    “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(d)    “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e)    “Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to such Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that such Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(f)    “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 92% of the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(g)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(h)    “Bloomberg” means Bloomberg, L.P.

(i)    “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(j)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(k)    “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) an acquisition, merger, sale or similar transaction (or series of acquisitions, mergers or similar transactions, as applicable) (each, an “Excluded Acquisition”) in which holders of the Company’s voting power immediately prior to such Excluded Acquisition continue after such Excluded Acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such applicable Excluded Acquisition.

(l)    “Change of Control Election Price” means, with respect to any given Change of Control, such price equal to the greatest of (i) the product of (w) the Required Premium multiplied by (y) the Conversion Amount of the Preferred Shares subject to the applicable election, as applicable, (ii) solely if an Equity Conditions Failure then exists, the product of (A) the Conversion Amount of the Preferred Shares being redeemed or exchanged, as applicable, multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Election Notice by (II) the Conversion Price then in effect and (iii) solely if an Equity Conditions Failure then exists, the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

(m)    “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(n)    “Closing Date” shall have the meaning set forth in the Underwriting Agreement, which date is the date the Company initially issued the Preferred Shares, Preferred Warrants and the Common Warrants pursuant to the terms of the Underwriting Agreement.

(o)    “Code” means the Internal Revenue Code of 1986, as amended.

(p)    “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(q)    “Common Warrants” has the meaning ascribed to such term in the Underwriting Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(r)    “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)    “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price is being determined based on clause (x) of such definitions.

(t)    “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(u)    “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market.

(v)    “Floor Price” means a price that is twenty percent (20%) of the lower of (x) the Nasdaq Global Select Market closing price of the Common Stock as of the Trading Day ended immediately prior to the time of execution of the Underwriting Agreement and (y) the arithmetic average of the Nasdaq Global Select Market closing prices of the Common Stock of each of the five (5) consecutive Trading Days ending and including the Trading Day ended immediately prior to the time of execution of the Underwriting Agreement (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(w)    “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Amendment calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(x)    “GAAP” means United States generally accepted accounting principles, consistently applied.

(y)    “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(z)    “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the aggregate number of Preferred Shares purchased by the Holder from the Underwriter on the Initial Issuance Date and (ii) the denominator of which is the aggregate number of Preferred Shares purchased by all Persons from the Underwriter on the Initial Issuance Date.

(aa)    “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(bb)    “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(cc)     “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(dd)     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ee)    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ff)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(gg)    “Preferred Warrants” has the meaning ascribed to such term in the Underwriting Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(hh)    “Principal Market” means, as of any time of determination, the principal trading market, if any, in which the shares of Common Stock then trade.

(ii)    “Required Holders” means (x) the Holder that purchased at least 20,000 Preferred Shares from the Underwriter on the Initial Issuance Date (until neither such Holder, nor any its affiliates, holds any Preferred Shares and/or Preferred Warrants, as applicable) and, thereafter, (y) the holders of a majority of the Preferred Shares then outstanding.

(jj)    “Required Premium” means 115%.

(kk)    “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ll)    “Securities” means the Preferred Shares, the Conversion Shares, the Preferred Warrants, the Common Warrants and the Warrant Common Shares.

(mm)    “Stated Value” shall mean $10,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(nn)    “Subscription Date” means February 7, 2023.

(oo)    “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(pp)    “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules. Notwithstanding the foregoing, for purposes of this Certificate of Amendment, the term Subsidiary shall not include Bed Bath & Beyond Canada L.P. or BBB Canada LTD.

(qq)    “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rr)    “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ss)    “Transaction Documents” means this Certificate of Amendment, the Preferred Warrants, the Common Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Underwriting Agreement, all as may be amended from time to time in accordance with the terms thereof.

(tt)    “Underwriting Agreement” means that certain underwriting agreement by and among the Company and B. Riley Securities, Inc. (the “Underwriter”), dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(uu)    “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(vv)    “Warrant Common Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Common Warrants.

32.    Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Amendment, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the applicable Holder explicitly in writing in such notice (or immediately upon receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

33.    Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(5)

This amendment to the Certificate of Incorporation was authorized, pursuant to sections 502 and 803(a) of the Business Corporation Law, by the vote of the Board. The Certificate of Incorporation provides that the Board or a duly authorized committee thereof may fix the designation of a series of preferred stock, and may establish all relative rights, preferences and limitations pertaining to such series without the approval of the shareholders of the Company.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Certificate of Incorporation of Bed Bath & Beyond Inc. to be signed by its President and Chief Executive Officer on this 6th day of February, 2023.

BED BATH & BEYOND INC.
By:
Name:
Title:

Annex B

FORM OF PREFERRED STOCK WARRANT

THE NUMBER OF PREFERRED SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO

SECTION 1(a) OF THIS WARRANT.

BED BATH & BEYOND INC.

WARRANT TO PURCHASE

SERIES A CONVERTIBLE PREFERRED STOCK

Preferred Warrant No.: PW-[    ]

Date of Issuance:                    , [    ] 20         (“Issuance Date”)

Bed Bath & Beyond Inc., a New York corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Series A Convertible Preferred Stock (including any Warrants to Purchase Series A Convertible Preferred Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Series A Convertible Preferred Stock (the “Warrant Preferred Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18. This Warrant is one of the Warrants to Purchase Series A Convertible Preferred Stock (the “Registered Preferred Warrants”) issued pursuant to (i) the Company’s Registration Statement on Form S-3ASR (File number 333-267173) (the “Registration Statement”) and (ii) that certain Underwriting Agreement, dated as of February 7, 2023 (the “Subscription Date”), by and among the Company and B. Riley Securities, Inc. (the “Underwriter”), as amended from time to time (the “Underwriting Agreement”).

1.    EXERCISE OF WARRANT.

(a)    Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via e-mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Preferred Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Preferred Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Preferred Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Preferred Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Preferred Shares in accordance with the terms hereof. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Preferred Shares initiated on the applicable Exercise Date), the Company shall issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Preferred Shares to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice and the release, at the direction of the Holder, of a wire (or irrevocable wire instructions to send the wire as soon as commercially practicable, but in no event later than the next Trading Day) of the Aggregate Exercise Price to the Company (the “Exercise Conditions”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Preferred Shares with respect to which this Warrant has been exercised (including, without limitation, the right to convert such Warrant Preferred Shares), irrespective of the date of delivery of the certificates evidencing such Warrant Preferred Shares (as the case may be). If a certificate with respect to this Warrant is delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Preferred Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Preferred Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Preferred Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Preferred Shares with respect to which this Warrant is exercised. No fractional Warrant Preferred Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Preferred Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses that may be payable with respect to the issuance and delivery of Warrant Preferred Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Warrant Preferred Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Preferred Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant. For the avoidance of doubt, the Holder may convert the Warrant Preferred Shares into shares of Common Stock in accordance with the terms of the Certificate of Amendment at any time, at the option of the Holder, following its satisfaction of the applicable Exercise Conditions (whether or not a certificate with respect to such Warrant Preferred Shares has been delivered to the Holder on or prior to such time of conversion).

(b)    Exercise Price. For purposes of this Warrant, “Exercise Price” means $9,500 subject to adjustment as provided herein.

(c)    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Preferred Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Preferred Shares that are not disputed and resolve such dispute in accordance with Section 14.

(d)    Forced Exercise.

(i)    General. At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure then exists (unless waived in writing by the Holder), and (II) no Forced Exercise (as defined below) has occurred in the twenty (20) Trading Day period immediately prior to the applicable date of determination (each such applicable date, a “Forced Exercise Eligibility Date”, and such period, the “Forced Exercise Eligibility Measurement Period”), the Company shall have the right to require the Holder to exercise this Warrant into up to such aggregate number of fully paid, validly issued and non-assessable Warrant Preferred Shares equal to the Holder Pro Rata Amount of 10,527 Warrant Preferred Shares (less any Warrant Preferred Shares voluntarily exercised by the Holder during such Forced Exercise Eligibility Measurement Period or at any time thereafter and prior to the applicable Forced Exercise Date (as defined below), the “Maximum Forced Exercise Share Amount”), as designated in the applicable Forced Exercise Notice (as defined below) to be issued and delivered in accordance with Section 1(a) hereof (each, a “Forced Exercise”). The Company may exercise its right to require a Forced Exercise under this Section 1(d) by delivering a written notice thereof, at one, or more times, by electronic mail to all, but not less than all, of the holders of Registered Preferred Warrants (each, a “Forced Exercise Notice”, and the date thereof, each a “Forced Exercise Notice Date”) on a Forced Exercise Eligibility Date. For purposes of Section 1(a) hereof, “Forced Exercise Notice” shall be deemed to replace “Exercise Notice” for all purposes thereunder as if the Holder delivered an Exercise Notice to the Company on the Forced Exercise Notice Date, mutatis mutandis. Each Forced Exercise Notice shall be irrevocable. Each Forced Exercise Notice shall state (i) the Trading Day selected for the Forced Exercise in accordance with this Section 1(d), which Trading Day shall be the second (2nd) Trading Day following the applicable Forced Exercise Notice Date (each, a “Forced Exercise Date”), (ii) the aggregate portion of this Warrant and the Registered Preferred Warrants subject to forced exercise from the Holder and all of the holders of the Registered Preferred Warrants pursuant to this Section 1(d) (iii) the Maximum Forced Exercise Share Amount applicable to the Holder (including calculations and any other documents reasonably requested by the Holder with respect thereto) and (iv) that there has been no Equity Conditions Failure (or specifying any such Equity Conditions Failure that then exists, with an acknowledgement that unless such Equity Conditions are waived, in whole or in part, such Forced Exercise Notice will be invalid). Notwithstanding anything herein to the contrary, (I) if an Equity Conditions Failure occurs at any time after a Forced Exercise Notice Date and prior to the related Forced Exercise Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure, the Forced Exercise shall be cancelled and the applicable Forced Exercise Notice shall be null and void and (II) prior to a Forced Exercise Date, any portion of this Warrant may be exercised by the Holder pursuant to Section 1(a) and any such voluntary exercise shall reduce the aggregate number of Warrant Preferred Shares included in such Forced Exercise on a share-by-share basis. For the avoidance of doubt, if any Bankruptcy Triggering Event (as defined in the Certificate of Amendment) has occurred and is continuing, unless such Bankruptcy Triggering Event has been waived, in whole or in part, in writing by the Holder, the Company shall have no right to effect a Forced Exercise; provided, that such Bankruptcy Triggering Event, as applicable, shall have no effect upon the Holder’s right to exercise this Warrant in its discretion.

(ii)    Pro Rata Exercise Requirement. If the Company elects to cause a Forced Exercise of this Warrant pursuant to this Section 1(d), then it must simultaneously take the same action in the same proportion with respect to all of the Registered Preferred Warrants.

(e)    Reservation of Shares. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Preferred Shares at least equal to 100% of the maximum number of Preferred Shares as shall be necessary to satisfy the Company’s obligation to issue Preferred Shares under the Registered Preferred Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Preferred Shares reserved pursuant to this Section 1(e) be reduced other than proportionally in connection with any exercise or redemption of Registered Preferred Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Registered Preferred Warrants based on number of Preferred Shares issuable upon exercise of Registered Preferred Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Registered Preferred Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Preferred Shares reserved and allocated to any Person which ceases to hold any Registered Preferred Warrants shall be allocated to the remaining holders of Registered Preferred Warrants, pro rata based on the number of Warrant Preferred Shares issuable upon exercise of the Registered Preferred Warrants then held by such holders (without regard to any limitations on exercise). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Registered Preferred Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Preferred Shares to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Preferred Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Registered Preferred Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Preferred Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Preferred Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Preferred Shares to approve the increase in the number of authorized Preferred Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT PREFERRED SHARES. The Exercise Price and number of Warrant Preferred Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)    Stock Dividends and Splits. If the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding Warrant Preferred Shares or otherwise makes a distribution on any class of capital stock that is payable in Warrant Preferred Shares, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Warrant Preferred Shares into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Warrant Preferred Shares into a smaller number of shares then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Warrant Preferred Shares outstanding immediately before such event and of which the denominator shall be the number of Warrant Preferred Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)    Number of Warrant Preferred Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Preferred Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Preferred Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c)    Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3.    FUNDAMENTAL TRANSACTIONS.

(a)    Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Series A Convertible Preferred Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Series A Convertible Preferred Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Company or a Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction in which the Company does not remain a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Series A Convertible Preferred Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been completely exercised (and the underlying Warrant Preferred Shares completely converted) immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the conversion of the Warrant Preferred Shares), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3(a) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant and conversion of the underlying Warrant Preferred Shares at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant and conversion of the underlying Warrant Preferred Shares prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised and converted into Warrant Preferred Shares immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(b)    Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

4.    NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets,

consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Warrant Preferred Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Preferred Shares upon the exercise of this Warrant.

5.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Preferred Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, except for Forced Exercise, described under Section 1(d) herein, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into Preferred Shares.

6.    REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Preferred Shares being transferred by the Holder and, if less than the total number of Warrant Preferred Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Preferred Shares not being transferred.

(b)    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Preferred Shares then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Preferred Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Preferred Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Warrant Preferred Shares shall be given.

(d)    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Preferred Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Preferred Shares designated by the Holder which, when added to the number of Warrant Preferred Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Preferred Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.    NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Telephone: (908) 688-0888

Attention: [                ]

E-Mail: [                ]

With a copy (for informational purposes only) to:

[                ]

[                ]

[                ]

Telephone: [(    )     -    ]

Facsimile: [(    )     -    ]

Attention: [                ]

E-Mail: [                ]

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Telephone: (800) 937-5449

Attention: [                ]

E-Mail: [                ]

If to a Holder, to its mailing address and e-mail address as provided to the Underwriter;

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or

(iii) above, respectively. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of Warrant Preferred Shares upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of a Triggering Event (as defined in the Certificate of Amendment), setting forth in reasonable detail any material events with respect to such Triggering Event and any efforts by the Company to cure such Triggering Event. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

8.    DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

9.    ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

10.    AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.    SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.    GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 7 above and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, the Borough of Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.    CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

14.    DISPUTE RESOLUTION.

(a)    Submission to Dispute Resolution.

(i)    In the case of a dispute relating to the Exercise Price, Closing Sale Price or fair market value or the arithmetic calculation of the number of Warrant Preferred Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price or such fair market value or such arithmetic calculation of the number of Warrant Preferred Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the

Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)    The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 14 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)    The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(iv)    Any reasonable costs and/or fees, including all reasonable attorneys’ fees of all parties and/or the reasonable fees of the investment bank, shall be paid at the resolution of the dispute by the losing party.

(b)    Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 14 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder or the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 14, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute, in its sole discretion, the Holder shall have the right to submit any dispute described in this Section 14 to any state or federal court sitting in The City of New York, the Borough of Manhattan, New York in lieu of utilizing the procedures set forth in this Section 14 and (iii) nothing in this Section 14 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 14).

15.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16.    PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17.    TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned solely with the consent of the Company (other to affiliates of the Holder, provided, that the initial Holder remains obligated with respect thereto).

18.    CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)    “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)    “Bloomberg” means Bloomberg, L.P.

(e)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(f)    “Certificate of Amendment” means that certain Certificate of Amendment of the Certificate of Incorporation of the Company, dated as of February 6, 2023, as amended from time to time, establishing the terms, preferences and rights of the Preferred Shares.

(g)     “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)    “Common Warrants” has the meaning ascribed to such term in the Underwriting Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(i)    “Credit Agreement” means that certain Second Amendment (including Amended Credit Facility) dated February 7, 2023 to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto

(j)    “Current Public Information Failure” means the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2).

(k)     “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Principal Market.

(l)    “Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), one or more Registration Statements (each, the “Forced Exercise Registration Statement”) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the issuance of all shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Preferred Shares then outstanding and such Warrant Preferred Shares to be issued in connection with the event requiring such determination, without regard to any limitations on conversion set forth in the Certificate of Amendment, at 100% of the Alternate Conversion Price (as defined in the Certificate of Amendment) then in effect and without any restricted legend (such applicable aggregate number of shares of Common Stock, each, a “Required Minimum Securities Amount”) in accordance with the terms of this Warrant; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issuable upon conversion of the Preferred Shares then outstanding and the Warrant Preferred Shares to be issued in the event requiring this determination) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock upon conversion of any Preferred Shares of the Holder or upon exercise of any Common Warrants of the Holder, as applicable, as required to be delivered by the Company in accordance therewith on a timely basis as set forth therein (it being understood that at least three failures to timely delivery shares of Common Stock shall be required for any breach of this clause (iii)); (iv) any Warrant Preferred Shares to be issued in connection with the event requiring determination (and the Required Minimum Securities Amount of Conversion Shares related thereto (without regard to any limitations on conversion set forth in the Certificate of Amendment)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Change of Control (as defined in the Certificate of Amendment) shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Forced Exercise Registration Statement to not be effective or the prospectus contained therein to not be available for the issuance by the Holder of the Required Minimum Securities Amount of Conversion Shares related to all Preferred Shares then outstanding and any Warrant Preferred Shares to be issued in connection with such determination, respectively, and no Current Public Information Failure exists or is continuing; (vii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document (and/or any other agreement with the Holder entered into in connection herewith), (ix) during the Equity Conditions Measuring Period and the thirty (30) Trading Days thereafter, neither any director nor any officer of the Company or any of its Subsidiaries has any reasonable basis to expect that either the Company or any of its Subsidiaries will need to voluntarily seek protection under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (x) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure (as defined in the Common Warrants) shall exist or be continuing immediately after giving effect to any adjustments in the Common Warrants from such proposed Forced Exercise, no Authorized Share Failure (as defined herein) shall exist or be continuing and the Company shall have authorized, and reserved for the purpose of issuance, no less than 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Shares then outstanding and issuable in the proposed Forced Exercise of the Registered Preferred Warrants pursuant to which this determination is being made (assuming for purposes hereof that (x) all such Preferred Shares are convertible at the Alternate Conversion Price (as defined in the Certificate of Amendment) then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Amendment); (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Bankruptcy Triggering Event (as defined in the Certificate of Amendment) or an event that with the passage of time or giving of notice would constitute a Bankruptcy Triggering Event (regardless of whether the Holder has submitted a Triggering Event Redemption Notice (as defined in the Certificate of Amendment), as applicable); (xiii) the shares of Common Stock issuable upon conversion of all of the Preferred Shares then outstanding or issuable upon exercise of the Registered Preferred Warrants, as applicable, are duly authorized and listed and eligible for trading without restriction on an Eligible Market (assuming, for such purpose, that all the Preferred Shares then outstanding and such Warrant Preferred Shares are converted at 50% of the Alternate Conversion Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Amendment); (xiv) on each day during the Equity Conditions Measuring Period, no bona fide dispute shall exist, by and between any of holder of Preferred Shares, Registered Preferred Warrants or Common Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Certificate of Amendment, any Registered Preferred Warrant, any Common Warrant or any other Transaction Document; provided, that such disputes shall be deemed not to exist to the extent the Company timely honors conversions of the Preferred Shares, the Registered Preferred Warrants and the Common Warrants during the continuance of such dispute, (xv) on each day during the Equity Conditions Measuring Period, the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation has been available (and continues to be available) and has not been (and continues not to be) subject to a “chill” and trading in the Common Stock of the Company has not been “halted” on the Principal Market and (xvi) no default, “Default” (as defined in the Credit Agreement), event of default or “Event of Default” (as defined in the Credit Agreement), other than due solely to a holder of a Registered Preferred Warrant’s failure to fund a Forced Exercise (as defined in such Registered Preferred Warrant) in breach of the terms of such Registered Preferred Warrant, shall exist (or with the passage of time would reasonably be expected to occur prior to the thirtieth (30th) Trading Day after such date of determination) under any indebtedness for borrowed money of the Company in an aggregate amount in excess of $5,000,000 that is not subject to a forbearance or waiver agreement through, and including, the thirtieth (30th) Trading Day after such date of determination (and the Company has no reasonable basis to believe any such forbearance or waiver agreement will be terminated or cease to be in full force and effect on or prior to the thirtieth (30th) Trading Day after such date of determination).

(m)     “Equity Conditions Failure” means that the Equity Conditions have not been satisfied (or waived in writing by the Holder) on a given date of determination.

(n)     “Expiration Date” means the date that is the first (1st) anniversary of the Issuance Date (or such later date as extended by written consent of the Company and the Holder) or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(o)    “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(p)     “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(q)    “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the aggregate number of Registered Preferred Warrants purchased by the Holder from the Underwriter on the Issuance Date and (ii) the denominator of which is the aggregate number of Registered Preferred Warrants purchased by all Persons from the Underwriter on the Issuance Date.

(r)     “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(t)    “Preferred Shares” means the shares of Series A Convertible Preferred Stock.

(u)    “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed (x) at any time on or prior to the time at least 21,054 Preferred Shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date, the “Threshold Share Amount”) have been issued hereunder, $1.25 or (y) at any time after at least the Threshold Share Amount of Preferred Shares have been issued hereunder, $1.50 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations shall be adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions on or prior to a particular date of determination.

(v)    “Principal Market” means the Nasdaq Capital Market.

(w)     “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(x)    “Series A Convertible Preferred Stock” means (i) the Company’s Series A Convertible Preferred Stock, $0.01 par value per share, issued and issuable pursuant to the Series A Certificate of Amendment and (ii) any capital stock into which such Series A Convertible Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Series A Convertible Preferred Stock.

(y)     “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(z) “Subsidiaries” shall have the meaning set forth in the Certificate of Amendment.

(aa)    “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(bb)    “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(bb)    “Transaction Documents” means the Certificate of Amendment, the Registered Preferred Warrants and the Common Warrants.

(cc)    “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than (x) at any time on or prior to the time at least the Threshold Share Amount of Preferred Shares have been issued hereunder, $5,000,000 or (y) at any time after at least the Threshold Share Amount of Preferred Shares have been issued hereunder, $15,000,000.

(a)    “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Series A Convertible Preferred Stock to be duly executed as of the Issuance Date set out above.

BED BATH & BEYOND INC.

By:
Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE SERIES A CONVERTIBLE PREFERRED STOCK

BED BATH & BEYOND INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Series A Convertible Preferred Stock, No. [    ] (the “Warrant”) of Bed Bath & Beyond Inc., a New York corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $                             to the Company in accordance with the terms of the Warrant.

2.    Delivery of Warrant Preferred Shares. The Company shall deliver to Holder, or its designee or agent as specified below,                              shares of Series A Convertible Preferred Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as a certificate to the following name and to the following address:

Issue to:

Date: ,

Name of Registered Holder

By:
Name: Title:
Tax ID:
E-mail Address:

Annex C

[FORM OF WARRANT]

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

BED BATH & BEYOND INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance:                     , [    ] 20         (“Issuance Date”)

Bed Bath & Beyond Inc., a New York corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                                  (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “Registered Warrants”) issued pursuant to (i) the Company’s Registration Statement on Form S-3ASR (File number 333- 267173) (the “Registration Statement”) and (ii) that certain Underwriting Agreement, dated as of February 7, 2023 (the “Subscription Date”), by and among the Company and B. Riley Securities, Inc. (the “Underwriter”), as amended from time to time (the “Underwriting Agreement”).

1.    EXERCISE OF WARRANT.

(a)    Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise

Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the

Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice and, unless a Cashless Exercise, confirmation of either (I) the initiation of a wire of the Aggregate Exercise Price to the Company or (II) the delivery of irrevocable written instructions to the applicable financial institution of the Holder to promptly initiate a wire of the Aggregate Exercise Price to the Company (or its designee), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If a certificate with respect to this Warrant is delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST. Notwithstanding anything herein to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be issued (or issuable) hereunder. Notwithstanding the foregoing, if a Holder delivers an Exercise Notice to the Company on or prior to the time of issuance of this Warrant to such Holder, whereby such Holder elects to exercise this Warrant, in whole or in part, pursuant to such Exercise Notice, the Share Delivery Date with respect to any such Exercise Notice shall be the later of (x) the Issuance Date and (y) the second (2nd) Trading Day after the date of such Exercise Notice.

(b)    Exercise Price. For purposes of this Warrant, “Exercise Price” means $6.15, subject to adjustment as provided herein.

(c)    Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if the Registration Statement (or prospectus contained therein) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d)    Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof the Registration Statement is not effective (or the prospectus contained therein is not available for use) for the issuance of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a)hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a)hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Underwriting Agreement.

Notwithstanding anything to the contrary herein, whether or not the Registration Statement is effective (or the prospectus contained therein is available for use), the Holder may alternatively effect a Cashless Exercise as an “alternate cashless exercise” by specifying such election in an Exercise Notice and, in such event, the aggregate number of Warrant Shares issuable in such alternate cashless exercise pursuant to any given Exercise Notice electing to effect an alternate cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be then issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise and (y) 0.65.

(e)    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

(f)    Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Registered Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f)), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess

Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Registered Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g)    Reservation of Shares.

(i)    Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Registered Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Registered Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Registered Warrants based on number of shares of Common Stock issuable upon exercise of Registered Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Registered Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Registered Warrants shall be allocated to the remaining holders of Registered Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Registered Warrants then held by such holders (without regard to any limitations on exercise). Notwithstanding the foregoing, the Holder may allocate its Authorized Share Allocation to any other of the Securities (as defined in the Certificate of Amendment) held by the Holder (or any of its designees) by delivery of a written notice to the Company.

(ii)    Insufficient Authorized or Treasury Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the Registered Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock or treasury shares of Common Stock available for reissuance to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Registered Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)    Stock Dividends and Splits. Without limiting any provision of Section 2(b), Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)    Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Solely to the extent the Holder (or its affiliates) also holds Preferred Warrants, immediately after any exercise of Preferred Warrants of the Holder (or its affiliates) (each an “Preferred Exercise Date”), the aggregate number of Warrant Shares then issuable upon exercise of this Warrant (without regard to any limitations on exercise contained herein and without regard to any prior exercises of this Warrant) shall equal the Maximum Eligibility Number immediately after such Preferred Exercise Date.

(c)    Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(d)    Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Certificate of Amendment), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4(a) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)    Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)    Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Certificate of Amendment) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Corporate Event Consideration”). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c)    Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (A) the public disclosure of the consummation of any Change of Control, (B) the consummation of any Change of Control and (C) the Holder first becoming aware of the consummation of any Change of Control through the date that is sixty (60) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current

Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall exchange this Warrant for consideration equal to the Black Scholes Value of such portion of this Warrant subject to exchange (collectively, the “Aggregate Black Scholes Value”) in the form of, at the Company’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), either (I) rights (with a beneficial ownership limitation in the form of Section 1(f) hereof, mutatis mutandis) (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the Holder, into such Corporate Event Consideration applicable to such Change of Control equal in value to the Aggregate Black Scholes Value (as determined in accordance with this Section 4(c), but with the aggregate number of Successor Shares (as defined below) issuable upon conversion of the Rights to be determined in increments of 10% (or such greater percentage as the Holder may notify the Company from time to time) of the portion of the Aggregate Black Scholes Value attributable to such Successor Shares (the “Successor Share Value Increment”), with the aggregate number of Successor Shares issuable upon exercise of the Rights with respect to the first Successor Share Value Increment determined based on 70% of the Closing Bid Price of the Successor Shares on the date the Rights are issued and on each of the nine (9) subsequent Trading Days, in each case, the aggregate number of additional Successor Shares issuable upon exercise of the Rights shall be determined based upon a Successor Share Value Increment at 70% of the Closing Bid Price of the Successor Shares in effect for such corresponding Trading Day (such ten (10) Trading Day period commencing on, and including, the date the Rights are issued, the “Rights Measuring Period”)), or (II) in cash; provided, that the Company shall not consummate a Change of Control if the Corporate Event Consideration includes capital stock or other equity interest (the “Successor Shares”) either in an entity that is not listed on an Eligible Market or an entity in which the daily share volume for the applicable Successor Shares for each of the twenty (20) Trading Days prior to the date of consummation of such Change of Control is less than the aggregate number of Successor Shares issuable to the Holder upon conversion in full of the applicable Rights (without regard to any limitations on conversion therein, assuming the exercise in full of the Rights on the date of issuance of the Rights and assuming the Closing Bid Price of the Successor Shares for each Trading Day in the Rights Measuring Period is the Closing Bid Price on the Trading Day ended immediately prior to the time of consummation of the Change of Control). The Company shall give the Holder written notice of each Consideration Election at least twenty (20) Trading Days prior to the time of consummation of such Change of Control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to the Holder on the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of shares of Common Stock are initially entitled to receive Corporate Event Consideration with respect to the shares of Common Stock of such holder). Any Corporate Event Consideration included in the Right, if any, pursuant to this Section 4(c) is pari passu with the Corporate Event Consideration to be paid to holders of shares of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of shares of Common Stock without on or prior to such time delivering the Right to the Holder hereunder.

(d)    Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.    REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Telephone: (908) 688-0888

Attention: [                ]

E-Mail: [                ]

With a copy (for informational purposes only) to:

[                ]

[                ]

[                ]

Telephone: [(    )     -    ]

Facsimile: [(    )     -    ]

Attention: [                ]

E-Mail: [                ]

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Telephone: (800) 937-5449

Attention: [                ]

E-Mail: [                ]

If to a Holder, to its mailing address and e-mail address as provided to the Underwriter;

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.    DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

10.    ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11.    AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12.    SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13.    GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8 above and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.    CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15.    DISPUTE RESOLUTION.

(a)    Submission to Dispute Resolution.

(i)    In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)    The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m.

(New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)    The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)    Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder or the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan, New York in lieu of utilizing the procedures set forth in this Section 15 and (iv) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

16.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17.    PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18.    TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

19.    CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)    “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)     “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e)    “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f)     “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c) and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Change of Control and (B) the date of the Holder’s request pursuant to Section 4(c).

(g)    “Bloomberg” means Bloomberg, L.P.

(h)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(i)    “Certificate of Amendment” means that certain Certificate of Amendment of the Certificate of Incorporation of the Company, dated as of February 6, 2023, as amended from time to time, establishing the terms, preferences and rights of the Preferred Shares.

(j)     “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(k)    “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(l)    “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m)    “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n)    “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(o)     “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(p)     “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule

13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(q)    “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(r)    “Maximum Eligibility Number” means initially [            ] (as adjusted for share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the Subscription Date), but, solely to the extent the Holder (or its affiliates) also holds Preferred Warrants, shall automatically increase on each Exercise Date (as defined in the Preferred Warrants) of Preferred Warrants of the Holder (or its affiliates), on a share by share basis, by 50% of the aggregate number of shares of Common Stock then issuable upon conversion of the Preferred Shares issued to the Holder in each such exercise of the Holder’s (or its affiliate’s) Preferred Warrants (at the Alternate Conversion Price (as defined in the Certificate of Amendments)) then in effect and without regard to any limitation on conversion set forth in the Certificate of Amendments.

(s)    “Preferred Shares” has the meaning ascribed to such term in the Underwriting Agreement, and shall include all preferred stock issued in exchange therefor or replacement thereof.

(t)    “Preferred Warrants” has the meaning ascribed to such term in the Underwriting Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(u)     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v)    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(w)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(x)    “Principal Market” means the Nasdaq Global Select Market.

(y)    “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(z)    “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(aa)    “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(bb)    “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(cc)    “Transaction Documents” means the Certificate of Amendment, the Preferred Warrants and the Registered Common Warrants.

(dd)     “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BED BATH & BEYOND INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

BED BATH & BEYOND INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No.                              (the “Warrant”) of Bed Bath & Beyond Inc., a New York corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to Warrant Shares; and/or
☐	a “Cashless Exercise” with respect to Warrant Shares.
☐	an “Alternate Cashless Exercise” with respect to Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at                      [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $        .

2.    Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3.    Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(f) of the Warrant.

4.    Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,              shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐    Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: ,
Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                              to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                         , 2023, from the Company and acknowledged and agreed to by                            .

BED BATH & BEYOND INC.

By:
Name:
Title:

Common Stock

Warrants

Preferred Stock

We may offer, issue and sell shares of our common stock, warrants or preferred stock from time to time in one or more transactions.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on Nasdaq under the symbol “BBBY.” The last reported sale price of our common stock on Nasdaq on February 3, 2023, was $3.05 per share.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors described in any applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated February 6, 2023

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, warrants and preferred stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2022 fiscal fourth quarter and 2022 fiscal year. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•

our ability to deliver and execute on our turnaround plan; the result of the evaluation of strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern; our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs;

•	general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, the failure of our suppliers to supply us with the necessary volume and types of products;

•	the impact of cost-savings measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any strategic transactions and realize the benefits of any, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and

•	a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond and buybuy BABY.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com and buybuybaby.ca. We also operate Bed Bath & Beyond and buybuy BABY retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information, Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include repayment of our indebtedness, future repurchases of our common stock and financing possible acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

As of February 3, 2023, we had 116,837,942 shares of Common Stock issued and outstanding.

Authorized but Unissued Preferred Stock

The Certificate of Incorporation authorizes the Board to issue from time to time in one or more classes or series, each such class or series to have such rights, preferences and limitations as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such class or series of preferred stock. The Board shall determine the number of shares constituting each class or series of preferred stock and each series of a class shall have a distinguishing designation.

The existence of unissued and unreserved common stock or preferred stock may enable the Board to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of the Company’s management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

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they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

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they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

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they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, or other securities, as applicable in one or more series, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

To the extent appropriate, the applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock, preferred stock, or other securities, as applicable, and the number of shares of common stock, preferred stock, or other securities, as applicable, to be received upon exercise of the warrants;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock, or other securities, as applicable, will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Kirkland & Ellis LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at https://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended May 28, 2022, August 27, 2022 and November 26, 2022, filed with the SEC on June  29, 2022, September 30, 2022 and January 26, 2023, respectively;

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portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

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our Current Reports on Form 8-K filed with the SEC on February 17, 2022, March  25, 2022, May  27, 2022, June  29, 2022, July  15, 2022, August 31, 2022 (SEC Accession No.  0001193125-22-235268), August 31, 2022 (SEC Accession No. 0001193125-22-234603), September 1, 2022, September 6, 2022, October 18, 2022, October 26, 2022, October 28, 2022, November 2, 2022, November 9, 2022, November 14, 2022, November 16, 2022, November 17, 2022,

November 21, 2022, December 6, 2022, December 20, 2022, December 23, 2022, January 5, 2023, January 19, 2023 and January 26, 2023 (in each case, other than information furnished under Items 2.02 and 7.01); and

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the description of our common stock contained in our Registration Statement on Form 8-A (p) filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Bed Bath & Beyond Inc.

Series A Convertible Preferred Stock

Common Stock underlying such Series A Convertible Preferred Stock

Warrants to purchase Common Stock

Common Stock underlying such Warrants to purchase Common Stock

Warrants to purchase Series A Convertible Preferred Stock

Series A Convertible Preferred Stock underlying such Warrants to purchase Series A Convertible Preferred Stock

Common Stock underlying Series A Convertible Preferred Stock issuable upon exercise of such Warrants to purchase Series A Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

February 7, 2023